EXHIBIT 4.25

EXECUTION VERSION

AMENDED AND RESTATED
LOAN AGREEMENT
Dated as of December 1, 2010

among

JAPAN II SHIPPING COMPANY LIMITED,
as Borrower,

TOP SHIPS INC.,
BANKSY SHIPPING COMPANY LIMITED
and
HONGBO SHIPPING COMPANY LIMITED,
as Guarantors,

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN,
as Lenders,

DVB BANK SE
(formerly known as DVB Bank AG),
as Swap Bank,

and

DVB BANK AMERICA N.V.,
as Agent, Security Trustee and Hongbo Security Trustee

_______________________________________________________

Relating to a Senior Secured Term Loan Facility of up to $48,000,000
______________________________________________________

WATSON, FARLEY & WILLIAMS
New York

INDEX

Clause		Page

1	INTERPRETATION	2
2	FACILITY	28
3	DRAWDOWN	28
4	INTEREST	29
5	INTEREST PERIODS	31
6	DEFAULT INTEREST	32
7	REPAYMENT AND PREPAYMENT	32
8	CONDITIONS PRECEDENT	36
9	REPRESENTATIONS AND WARRANTIES	37
10	COVENANTS	43
11	GUARANTY	54
12	PAYMENTS AND CALCULATIONS	56
13	APPLICATION OF RECEIPTS	58
14	EVENTS OF DEFAULT	60
15	FEES AND EXPENSES	63
16	INDEMNITIES	65
17	NO SET-OFF OR TAX DEDUCTION	68
18	ILLEGALITY	69
19	ASSIGNMENTS AND PARTICIPATIONS; CHANGES IN LENDING OFFICE	69
20	VARIATIONS, WAIVERS, ETC.	73
21	NOTICES	74
22	SUBORDINATION	76
23	SUPPLEMENTAL	77
24	THE AGENT AND THE SECURITY TRUSTEE	77
25	LAW AND JURISDICTION	82
26	PATRIOT ACT	83
27	WAIVER OF JURY TRIAL	83
28	AMENDMENT	83

SCHEDULE 1	INITIAL LENDERS AND COMMITMENTS
SCHEDULE 2	IRREVOCABLE DRAWDOWN NOTICE
SCHEDULE 3	CONDITION PRECEDENT DOCUMENTS
SCHEDULE 4	LEGAL NAME, TYPE OF ORGANIZATION, LOCATION, ETC.
SCHEDULE 5	AMENDMENT EFFECTIVE DATE DOCUMENTS

APPENDIX A	FORM OF COMPLIANCE CERTIFICATE
APPENDIX B	FORM OF EARNINGS ASSIGNMENT
APPENDIX C	FORM OF INSURANCE ASSIGNMENT
APPENDIX D	FORM OF CHARTER ASSIGNMENT
APPENDIX E	FORM OF MANAGER'S UNDERTAKING
APPENDIX F	FORM OF MORTGAGE
APPENDIX G	FORM OF NOTE
APPENDIX H	FORM OF ASSIGNMENT AND ACCEPTANCE
APPENDIX I	FORM OF PLEDGE OF EARNINGS ACCOUNT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made as of December 1, 2010:

AMONG

(1)	JAPAN II SHIPPING COMPANY LIMITED, a Liberian corporation (the "Borrower");

(2)
TOP SHIPS INC., a Marshall Islands corporation ("Top"), BANKSY SHIPPING COMPANY LIMITED, a Liberian corporation ("Banksy Shipping"), and HONGBO SHIPPING COMPANY LIMITED, a Liberian corporation ("Hongbo Shipping" and, together with Top and Banksy Shipping, the "Guarantors");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each, an "Initial Lender");

(4)
DVB BANK SE (formerly known as DVB Bank AG), acting through its office at Friedrich-Ebert-Anlage 2-14, 60325 Frankfurt am Main, Germany, as Swap Bank (together with its successors and permitted assigns, the "Swap Bank"); and

(5)
DVB BANK AMERICA N.V., with offices at Zeelandia Office Park, Kaya W.F.G. Mensing 14, P.O. Box 3107, Curaçao, Netherlands Antilles, as Agent (together with its successors and permitted assigns, the "Agent"), Security Trustee (as defined herein) and as Hongbo Security Trustee (as defined herein).

WHEREAS, the Borrower, Top, the Initial Lenders, the Swap Bank, the Agent and the Security Trustee are parties to the Loan Agreement, dated as of April 24, 2008 (as such may have been amended, restated or otherwise modified prior to the date hereof, the "Original Loan Agreement"), pursuant to which the Initial Lenders agreed to make available to the Borrower on the terms and conditions set forth therein a senior secured term loan facility in the aggregate principal amount of up to $48,000,000 for the purpose of partially financing the purchase of the Ship;

WHEREAS, the Borrower and the Guarantors have requested that the Initial Lenders, the Swap Bank, the Agent and the Security Trustee amend and restate the Original Loan Agreement for the purpose of, among other things, reflecting the partial prepayment of $9,500,000.00 of the Loan on March 31, 2009 and the non-payment of the Loan principal repayments due under the Original Loan Agreement on April 29, 2009, July 29, 2009 and October 29, 2009, amending the schedule for the repayment of Loan principal, requiring the pledge of additional collateral as security for the Borrower's Obligations under the Finance Documents and adding the Hongbo Security Trustee as a party thereto, providing for the cross-collateralization of the Borrower's obligations under the Finance Documents with the MR Tankers Borrowers' obligations under the MR Tankers Loan Agreement (as defined herein) and terminating the Master Agreement; and

WHEREAS, the Borrower, the Guarantors, the Initial Lenders, the Swap Bank, the Agent, the Security Trustee and the Hongbo Security Trustee desire to amend and restate the Original Loan Agreement as provided herein;

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Loan Agreement as provided herein:

1           INTERPRETATION

1.3	Definitions. Subject to Clause 1.5, in this Agreement and the other Finance Documents:

"Actual Daily Ship OPEX" means, for any fiscal year of Top, a fraction, the numerator of which is the aggregate operating expenses incurred for the Ship as set out in Schedule 3 to the Excess Cash Certificate in respect of such fiscal year and provided by Top to the Agent pursuant to Clause 10.1(f)(iii), and the denominator of which is the Non-BB Vessel Operating Days for the Ship in such fiscal year;

"Actual Daily Ship OPEX and G&A" means, for any fiscal year of Top, the sum of the Fleet Vessels' Average Daily G&A for such fiscal year and the Actual Daily Ship OPEX for such fiscal year;

"Actual Drawdown Date" means, in respect of the Advance of all of the Loan available under this Agreement, the date on which that Advance is actually made;

"Adjusted Aggregate Fleet Operating Days" means, for any fiscal year of Top, the sum of (i) the product of the Aggregate BB Fleet Operating Days for such fiscal year and a fraction, the numerator of which is 600 and the denominator of which is 4,100, and (ii) the Aggregate Non-BB Fleet Operating Days for such fiscal year;

"Advance" means the advance by the Lenders of all of the Loan available under this Agreement;

"Affected Lender" has the meaning given such term in Clause 4.5;

"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise;

"Agent" has the meaning given such term in the introduction hereof;

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document;

"Aggregate BB Fleet Operating Days" means, for any fiscal year of Top, the aggregate BB Vessel Operating Days for such fiscal year for all vessels owned by or chartered to Top or any of its subsidiaries at any time during such fiscal year;

"Aggregate Minimum Value" means, at any time commencing on and including:

(a)	the Amendment Effective Date and ending on but excluding March 1, 2011, 105% of the sum of the Ship Exposure and the MR Tankers Exposure;

(b)	March 1, 2011 and ending on but excluding March 1, 2012, 110% of the sum of the Ship Exposure and the MR Tankers Exposure; and

(c)	March 1, 2012 and ending on the last day of the Security Period, 120% of the sum of the Ship Exposure and the MR Tankers Exposure;

"Aggregate Non-BB Fleet Operating Days" means, for any fiscal year of Top, the aggregate Operated Vessel OGA Days for such fiscal year for all vessels owned by or chartered to Top or any of its subsidiaries at any time during such fiscal year;

"Agreement" has the meaning given such term in the introduction hereof;

"Amendment Date" means the date of this Agreement;

"Amendment Effective Date" means the date on which all the conditions referred to in Clause 8.2 shall have been satisfied;

"Approved Charter" means:

(a)
any time charter entered into from time to time by the Borrower, Banksy Shipping or Hongbo Shipping or any charterer with respect to the Ship or any MR Tanker having a duration of more than 13 months (including optional extensions or renewals); provided that written consent of the Majority Lenders is obtained prior to entering into such time charter; or

(b)
any bareboat charter entered into from time to time by the Borrower, Banksy Shipping or Hongbo Shipping or any charterer; provided that written consent of the Majority Lenders is obtained prior to entering into such bareboat charter; or

(c)	any Initial Approved Charter;

"Approved Charter Guarantor" means, with respect to any Approved Charter to an Approved Charterer (a) in the case of the Initial Approved Charter of IONIAN WAVE to Magellano Marine C.V., Marco Polo Seatrade B.V., and (b) in each other case, a person that shall not be an Affiliate of any Obligor and shall be otherwise acceptable to the Agent;

"Approved Charterer" means with respect to the Ship and each MR Tanker (a) in the case of the charterer pursuant to the Initial Approved Charter with respect to the Ship, Daeyang Shipping Co. Ltd., (b) in the case of the charterer pursuant to the Initial Approved Charter with respect to IONIAN WAVE, Magellano Marine C.V., (c) in the case of the charterer pursuant to the Initial Approved Charter with respect to HONGBO, Daelim Corporation (as the successor by merger to Daelim H&L Co., Ltd.), or (d) in each other case, any charterer or subcharterer of the Ship or such MR Tanker, and each other person entitled to the possession or to direct the use of the Ship or such MR Tanker and claiming by, through or under the Borrower, any MR Tankers Borrower, or the charterer of the Ship or such MR Tanker, that shall not be an Affiliate of any Obligor and shall be otherwise acceptable to the Agent;

"Approved Flag" means (a) with respect to the Ship, the Liberian flag, (b) with respect to IONIAN WAVE, the Liberian flag with Madeiran bareboat registration, (c) with respect to

HONGBO, the Panamanian flag, or (d) any other flag to which the Majority Lenders may consent in writing, such consent not to be unreasonably withheld;

"Approved Manager" means any of (a) Top Tanker Management Inc., but if Top Tanker Management shall subcontract any management services in relation to the Ship to any person, such person shall be an Approved Technical Submanager and such subcontract shall have been approved by the Agent, (b) V.Ships Management Limited, (c) GI Ship Management, (d) Central Mare Inc. or (e) any other manager approved from time to time in writing by the Agent;

"Approved Technical Submanager" means any of (a) V.Ships Management Limited, (b) GI Ship Management and (c) any other technical ship management company approved from time to time by the Agent, such approval not to be unreasonably withheld;

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee of such Lender, and accepted by the Agent, in substantially the form of Appendix H;

"Availability Period" means the period commencing on and including the Effective Date and ending on and including May 15, 2008;

"Banksy Mortgage" means the first-preferred Liberian ship mortgage on IONIAN WAVE dated March 19, 2009 by Banksy Shipping in favor of the MR Tankers Security Trustee;

"Banksy Shipping" has the meaning given such term in the introduction hereof;

"BB Vessel Operating Days" means, with respect to any vessel owned by or chartered to Top or any of its subsidiaries at any time during any of Top's fiscal years, the number of days during such fiscal year that Top or any of its subsidiaries actually owns or charters such vessel and such vessel is chartered by Top or such subsidiary to any person pursuant to a bareboat charter;

"Borrower" has the meaning given such term in the introduction hereof;

"Broker" means an experienced independent sale and purchase broker selected by the Agent and acceptable to the Majority Lenders for the purpose of valuing the Ship or any MR Tanker, at the expense of the Borrower, and who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement;

"Business Day" means a day on which dealings are carried out in the London Interbank Market and that is also a day on which commercial banks are not authorized or required to close in Athens, Greece; Piraeus, Greece; New York, New York; Curacao, Netherlands Antilles; London, England; or Frankfurt, Germany;

"Cash Sweep Adjustment Date" means, for each fiscal year of Top, the earlier of (i) the fifth Business Day following the delivery in accordance with Clause 10.1(f) of the consolidated annual audited financial statements of the Group in respect of such fiscal year and (ii) the date that is 185 days after the end of such fiscal year;

"Cash Sweep Date" means each Repayment Date occurring on or after July 29, 2010 but only if the Fair Market Value of the Ship shall not have been equal to or greater than 140% of the Ship Exposure at all times during the full three-calendar-month period ending immediately prior to such Repayment Date;

"Cash Sweep Month" means, with respect to any Repayment Date, each of the First Cash Sweep Month, the Second Cash Sweep Month and the Third Cash Sweep Month with respect to such Repayment Date;

"Cash Sweep Quarter" means, with respect to any Repayment Date, the period beginning on and including the first day after the Repayment Date immediately preceding such Repayment Date and ending on and including such Repayment Date;

"Charter Assignment" means an assignment of a charter with respect to the Ship in the form set out in Appendix D;

"Classification Society" means Bureau Veritas, Det Norske Veritas or such other classification society as may be approved from time to time in writing by the Agent with the consent of the Majority Lenders, such consent not to be unreasonably withheld;

"Collateral" means all property (including any proceeds thereof) referred to in the Finance Documents that is or is intended to be subject to any lien in favor of the Security Trustee or the Hongbo Security Trustee, for the benefit of the Lenders and, in the case of the Hongbo Security Documents, the "Lenders" and the "Swap Banks" defined in the MR Tankers Loan Agreement; to secure any obligations of the Borrower or any Guarantor under this Agreement or any other Finance Documents and, in the case of the Hongbo Security Documents, any "Secured Liabilities" as such term is defined in the MR Tankers Loan Agreement;

"Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name on Schedule 1 or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register, in each case as such may be reduced in accordance with this Agreement;

"Compliance Certificate" means a certificate duly executed by Top's chief financial officer in the form of Appendix A;

"Confirmation" has the meaning given such term in the Master Agreement;

"Consent and Agreement" means each consent and agreement executed and delivered by a charterer pursuant to a Charter Assignment;

"Contractual Currency" has the meaning given such term in Clause 16.5;

"Credit Parties" means the Lenders, the Agent, the Security Trustee and the Hongbo Security Trustee;

"Designated Transaction" means a Transaction which fulfills the following requirements:

(a)	it is entered into by the Borrower and the Swap Bank pursuant to the Master Agreement;

(b)	its purpose is to hedge the Borrower's exposure under this Agreement to fluctuations in the interest rate arising from the funding of the Advance; and

(c)
the notional principal amount of such Transaction, together with all other continuing Designated Transactions, does not and in the future (taking into account the scheduled amortization thereof) will not exceed the aggregate amount of the Loan scheduled to be outstanding from time to time;

"Determination Date" means each "Determination Date" as such term is defined in the MR Tankers Loan Agreement;

"Dollars" and "$" means the lawful currency of the United States of America from time to time;

"Drawdown Notice" means a notice in the form set out in Schedule 2 hereto (or in any other form which the Agent approves or reasonably requires);

"Earnings" means all moneys whatsoever that are now, or later become, payable (actually or contingently) to the Borrower, Banksy Shipping or Hongbo Shipping and that arise out of the use or operation of the Ship or any MR Tanker, including:

(a)
all freight, hire and passage moneys, compensation payable to the Borrower or any MR Tankers Borrower in the event of requisition of the Ship or such MR Tanker, as the case may be, for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship or such MR Tanker, as the case may be;

(b)	all moneys that are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship or such MR Tanker, as the case may be, is employed on terms whereby any moneys falling within paragraph (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement that is attributable to the Ship or such MR Tanker, as the case may be;

"Earnings Account" means account number 170.001.1618 in the name of the Borrower at DVB Bank America N.V., Curacao, Netherlands Antilles, or to such other account as the Borrower and the Agent may from time to time agree is an "Earnings Account" for the purposes of this Agreement;

"Earnings Assignment" means an assignment of the Earnings and any Requisition Compensation with respect to the Ship in the form set out in Appendix B;

"Effective Date" means April 24, 2008;

"Eligible Assignee" means:

(a)	any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

(b)
any commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund Associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this paragraph (b);

(c)	the central bank of any country that is a member of the OECD;

(d)	any finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that:

(i)	is not affiliated with the Borrower;

(ii)	is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; and

(iii)	has total assets in excess of $1,000,000,000; and

(e)
any other person (other than an Affiliate of the Borrower or any Guarantor) approved by the Agent and the Borrower and having assets in excess of $1,000,000,000, such approval not to be unreasonably withheld;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) that is (or is capable of being or becoming) polluting, toxic or hazardous;

"Estate" has the meaning given such term in Clause 24.1;

"Estimated Daily Ship Expense" means, with respect to any calendar month, the amount set forth below opposite the calendar year in which such calendar month occurs:

Calendar Year	Estimated Daily Ship Expense
2009	$10,000
2010	$10,300
2011	$10,610
2012	$10,925
2013	$11,255
2014	$11,595
2015	$11,940

"Estimated Monthly Ship Expenses" means, with respect to any Cash Sweep Month, the product of the Estimated Daily Ship Expense for the calendar month in which the last day of such Cash Sweep Month occurs and the number of days in such Cash Sweep Month;

"Event of Default" means any of the events or circumstances described in Clause 14.1;

"Excess Cash" means, with respect to any Repayment Date, the aggregate Earnings of the Ship during the Cash Sweep Quarter ending on and including such Repayment Date as set forth in an Excess Cash Certificate delivered with respect to such Repayment Date in accordance with Clause 10.1(f)(iv) minus:

(a)	the sum of the Estimated Monthly Ship Expenses with respect to the First Cash Sweep Month, the Second Cash Sweep Month and the Third Cash Sweep Month relating to such Repayment Date; and

(b)	the sum of all interest and principal actually paid, repaid or prepaid on the Loan in accordance with this Agreement during such Cash Sweep Quarter;

provided that, if Top shall not have executed and delivered an Excess Cash Certificate for such Repayment Date in accordance with Clause 10.1(f)(iv), the "Excess Cash" for such Repayment Date shall be the amount of "Excess Cash" calculated by the Agent based on information available to the Agent at such time and such calculation shall be conclusive;

"Excess Cash Adjustment" means, with respect to any Cash Sweep Adjustment Date during the Security Period, the greater of (i) zero and (ii) an amount equal to the difference between (a) the sum of the amounts that would have been required to be prepaid pursuant to Clause 7.4(b) on the Cash Sweep Dates occurring during the fiscal year of Top ended immediately prior to such Cash Sweep Adjustment Date had the Estimated Daily Ship Expense with respect to the calendar month in which each such Cash Sweep Date occurred and the two calendar months immediately preceding such calendar month been equal to the Actual Daily Ship OPEX and G&A for such fiscal year, all as set out in an Excess Cash Certificate, including Schedules 1, 2 and 3 thereto, delivered in accordance with Clause 10.1(f)(iii), and (b) the sum of the amounts required to be prepaid, and prepaid, pursuant to Clause 7.4(b) on such Cash Sweep Dates; provided, however, that if Top shall not have executed and delivered an Excess Cash Certificate for such Cash Sweep Adjustment Date in accordance with Clause 10.1(f)(iii), the "Excess Cash Adjustment" for such Cash Sweep Adjustment Date shall be the amount of "Excess Cash Adjustment" calculated by the Agent based on information available to the Agent at such time and such calculation shall be conclusive;

"Excess Cash Certificate" means a certificate duly executed by Top's chief financial officer in the Agreed Form;

"Expected Drawdown Date" means, in respect of the Advance, the date requested by the Borrower in the Drawdown Notice for such Advance to be made, but in no event later than May 15, 2008;

"Fair Market Value" means, at any time:

(a)
with respect to the Ship, the market value of the Ship as most recently determined by a Broker, except that if the Ship shall not then be subject to the Mortgage or the Mortgage shall not constitute a first-preferred mortgage on the Ship in favor of the Security Trustee, the Fair Market Value of the Ship shall be zero; and

(b)
with respect to any MR Tanker, the market value of such MR Tanker as most recently determined by a Broker, except that if (i) IONIAN WAVE shall not then be subject to the Ionian Wave Mortgage or the Ionian Wave Mortgage shall not constitute a first-preferred mortgage on IONIAN WAVE in favor of the Security Trustee, or a second-preferred mortgage on IONIAN WAVE in favor of the Security Trustee subject and subordinated only to the Banksy Mortgage in favor of the MR Tankers Security Trustee, the Fair Market Value of IONIAN WAVE shall be zero; and (ii) HONGBO shall not then be subject to the Hongbo Mortgage or the Hongbo Mortgage shall not constitute a first-preferred mortgage on HONGBO in favor of the Hongbo Security Trustee, the Fair Market Value of HONGBO shall be zero;

provided, in each case, that each such market value shall be determined by a Broker with or without a physical inspection of the Ship or such MR Tanker, as applicable, as the Agent may require, on the basis of a sale for prompt delivery, for cash, at arm's length, on normal commercial terms as between a willing seller and a willing buyer and free of any charter or other contract of employment, with no value to be given to any pooling arrangements and after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with such sale;

"Finance Document" means each of:

(a)	this Agreement;

(b)	the Notes;

(c)	the Manager's Undertakings;

(d)	the Consents and Agreements;

(e)	the Hongbo Trust Agreement; and

(f)	the Security Documents;

"Financial Indebtedness" means, in relation to any person, a liability of such person:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by such person;

(b)	under any bond, note or other security issued by such person;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to such person;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by such person;

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by such person or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of such person for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by such person in respect of a liability of another person which would fall within any of paragraphs (a) through (e) above, inclusive, if the references to such person referred to such other person;

"First Cash Sweep Month" means, with respect to any Repayment Date, the period (a) beginning on and including the first day after the Repayment Date immediately preceding such Repayment Date, and (b) ending on and including the day immediately preceding the first day of the Second Cash Sweep Month with respect to such Repayment Date;

"First Repayment Date" means the date which is three months after the Actual Drawdown Date;

"Fleet Vessels' Average Daily G&A" means, for any fiscal year of Top, a fraction, the numerator of which is the aggregate general and administrative expenses (including management fees) incurred by Top and its subsidiaries in connection with all vessels owned by or chartered to Top or any of its subsidiaries at any time during such fiscal year, all as set out in the consolidated annual audited financial statements of the Group in respect of such fiscal year and provided by Top to the Agent pursuant to Clause 10.1(f), and the denominator of which is the Adjusted Aggregate Fleet Operating Days for such fiscal year;

"Group" means, together, Top and its subsidiaries and "member of the Group" means any of them;

"Guaranteed Obligations" has the meaning given such term in Clause 11.1;

"Guarantor" has the meaning given such term in the introduction hereof;

"Guaranty" has the meaning given such term in Clause 11.1;

"HONGBO" means M/T HONGBO, a Panamanian flag oil/chemical tanker built in 2009 by SPP Plant & Shipbuilding Co., Ltd. in Korea, with Official Number 38912-PEXT and IMO Number 9428384, and registered in the name of Hongbo Shipping;

"Hongbo Assignment, Amendment and Restatement Agreement" means the Assignment, Amendment and Restatement Agreement among the MR Tankers Security Trustee, the Hongbo Security Trustee and Hongbo Shipping in the Agreed Form;

"Hongbo General Assignment" means the general assignment of the earnings, the insurances and any requisition compensation with respect to HONGBO in the Agreed Form;

"Hongbo Mortgage" means the amended and restated first-preferred Panamanian ship mortgage on HONGBO made by Hongbo Shipping in the Agreed Form;

"Hongbo Multi-Party Agreement" means each agreement between Hongbo Shipping, an Approved Charterer of HONGBO and the Hongbo Security Trustee or the Security Trustee in the Agreed Form;

"Hongbo Security Documents" means:

(a)	the Hongbo Mortgage;

(b)	the Hongbo Assignment, Amendment and Restatement Agreement;

(c)	the Hongbo General Assignment;

(d)	the Hongbo Share Pledge;

(e)	each Hongbo Multi-Party Agreement; and

(f)
each other document (whether creating a Security Interest or not) which is executed at any time by Hongbo Shipping as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders, the Agent, the Security Trustee or the Hongbo Security Trustee under this Agreement or any of the other documents referred to in this definition;

"Hongbo Security Trustee" means DVB Bank America N.V., acting in its capacity as security trustee pursuant to the Hongbo Trust Agreement, together with its successors, replacements and assigns;

"Hongbo Share Pledge" means a second priority pledge of shares over the share capital of Hongbo Shipping in favor of the Security Trustee in the Agreed Form;

"Hongbo Shipping" has the meaning given such term in the introduction hereof;

"Hongbo Trust Agreement" means the Trust Agreement among Hongbo Shipping, Top, the Lenders, and the "Lenders" and the "Swap Banks" as each such term is defined in the MR Tankers Loan Agreement, and DVB Bank America N.V. in the Agreed Form;

"Initial Aggregate Commitment" has the meaning given such term in Clause 2.1;

"Initial Approved Charter" means:

(a)	with respect to the Ship, the time charter, dated June 16, 2009, between the Borrower and Daeyang Shipping Co. Ltd.;

(b)
with respect to IONIAN WAVE, the bareboat charter dated May 27, 2008 (together with addenda dated October 7, 2008, January 19, 2009 and February 18, 2009), between Banksy Shipping and Magellano Marine C.V.; and

(c)
with respect to HONGBO, the bareboat charter dated April 8, 2008 (together with addenda dated September 8, 2008 and November 21, 2008), among Top, Daelim Corporation (as successor by merger to Daelim H&L Co., Ltd.) and Hongbo Shipping;

"Initial Lender" has the meaning given such term in the introduction hereof;

"Insurance Assignment" means an assignment of Insurances with respect to the Ship in the form set out in Appendix C;

"Insurances" means with respect to the Ship or any MR Tanker:

(a)
all policies and contracts of insurance, including entries of the Ship or such MR Tanker in any protection and indemnity or war risks association, that are effected in respect of the Ship or such MR Tanker, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

"Interest Period" means a period determined in accordance with Clause 5;

"IONIAN WAVE" means M/T IONIAN WAVE, a Liberian flag oil/chemical tanker, built in 2009 by SPP Plant & Shipbuilding Co., Ltd. in Korea, with Official Number 14234 and IMO Number 9428358, and registered in the name of Banksy Shipping;

"Ionian Wave Earnings Assignment" means the assignment of the Earnings and any Requisition Compensation with respect to IONIAN WAVE in the Agreed Form;

"Ionian Wave Insurance Assignment" means the assignment of Insurances on IONIAN WAVE in the Agreed Form;

"Ionian Wave Mortgage" means the preferred Liberian ship mortgage on IONIAN WAVE in the Agreed Form;

"Ionian Wave Multi-Party Agreement" means each agreement between Banksy Shipping, an Approved Charterer of IONIAN WAVE, an Approved Charter Guarantor for such Approved Charterer and the Security Trustee in the Agreed Form;

"Ionian Wave Security Documents" means:

(a)	the Ionian Wave Mortgage;

(b)	the Ionian Wave Earnings Assignment;

(c)	the Ionian Wave Insurance Assignment;

(d)	the Ionian Wave Share Pledge;

(e)	each Ionian Wave Multi-Party Agreement; and

(f)
each other document (whether creating a Security Interest or not) which is executed at any time by Banksy Shipping as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition;

"Ionian Wave Share Pledge" means a second priority pledge of shares over the share capital of Banksy Shipping in favor of the Security Trustee in the Agreed Form;

"ISM Code" means in relation to its application to the Borrower, each MR Tankers Borrower, each Approved Manager (technical), each Approved Technical Submanager and the Ship, the MR Tankers and their operation:

(a)
the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization ("IMO") as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)) (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the IMO or any other entity with responsibility for implementing the ISM Code;

as the same may be amended, supplemented or replaced from time to time;

"ISM Code Documentation" includes:

(a)	each Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to the Ship or any MR Tanker within the periods specified by the ISM Code;

(b)	all other documents and data that are relevant to the safety management system and its implementation and verification that the Agent may require; and

(c)	all other documents that are prepared or that are otherwise relevant to establish and maintain compliance of the Ship or any MR Tanker and the compliance of the

Borrower, any MR Tankers Borrower, any Approved Manager (technical) or any Approved Technical Submanager with the ISM Code that the Agent may require;

"ISM Responsible Person" means, with respect to the Ship or any MR Tanker:

(a)
each and every person who has assumed responsibility for the operation of the Ship or such MR Tanker and has agreed to take over or is required to assume responsibility for the performance or observance of the duties and responsibilities imposed by the ISM Code; and

(b)
each and every person ashore who is a 'designated person' for the purposes of the ISM Code with direct access to the highest level of management of the owner or operator of the Ship or such MR Tanker and who, in that capacity, has under the ISM Code responsibility and authority which includes:

(i)	monitoring the safety and pollution prevention aspects of the operation of the Ship or such MR Tanker; and

(ii)	ensuring that adequate resources and shore based support are supplied, as required, in each case, under the ISM Code;

"ISPS Code" means, in relation to its application to the Borrower, any MR Tankers Borrower, any Approved Manager (technical), any Approved Technical Submanager and the Ship, the MR Tankers and their operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended);

"Lender" means each Initial Lender and each person that shall become a party hereto pursuant to Clause 19.2;

"Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" under its name on Schedule 1 or in the Assignment and Acceptance pursuant to which it shall have become a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent;

"LIBOR" means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Reuters BBA Page LIBOR 01 at or about 11:00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, "BBA Page LIBOR 01" means that Reuters' page or such other page as may replace that page on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars) provided that should there be a discrepancy between the rate appearing on BBA Page LIBOR 01 mentioned above and the actual rate at which deposits in Dollars are offered by leading banks in the London

Interbank Market the "actual" rate (determined in its absolute discretion, acting reasonably) available to the Agent shall be the rate used in determining LIBOR; or

(b)
if no rate is quoted on BBA Page LIBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank's request at or about 11:00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

"Loan" means the principal amount for the time being outstanding under this Agreement;

"Major Casualty" means any casualty to the Ship or any MR Tanker in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $750,000 or the equivalent in any other currency;

"Majority Lenders" means, at any time, Lenders holding at least 67% of the then aggregate outstanding principal amount of the Loan or, if no such principal amount is then outstanding, Lenders having at least 67% of the aggregate amount of the Commitments then effect;

"Manager's Undertaking" means the letter executed or to be executed by the Approved Manager or the Approved Technical Submanager, if any, of the Ship or any MR Tanker, in each case in the form set out in Appendix E;

"Margin" means 1.75 percent per annum for the period commencing on the date of the Original Loan Agreement and ending on, but not including, the first anniversary of the Actual Drawdown Date, and 1.50 percent per annum thereafter;

"Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto as in effect from time to time;

"Master Agreement" means the Master Agreement (on the 2002 ISDA Master Agreement form), dated as of May 1, 2008, between the Borrower and the Swap Bank;

"Maturity Date" means October 29, 2015;

"Memorandum of Agreement" means the Memorandum of Agreement, dated August 7, 2007, and Addendum No. 1 thereto dated August 14, 2007, Addendum No. 2 thereto dated January 30, 2008, and Addendum No. 3 thereto, in each case among Nisshin Shipping Co., Ltd. and Ratu Shipping Co., S.A., as sellers, and the Borrower, as buyer, relating to the Ship;

"Mortgage" means the First Preferred Mortgage, dated May 1, 2008, and made by the Borrower in favor of the Security Trustee with respect to the Ship, as amended by Mortgage Amendment No. 1;

"Mortgage Amendment No. 1" means an amendment no. 1 to first preferred mortgage substantially in the Agreed Form;

"MR Tanker" means each of IONIAN WAVE and HONGBO;

"MR Tankers Borrower" means each of Banksy Shipping and Hongbo Shipping;

"MR Tankers Charter" means each of the "Charters" as such term is defined in the MR Tankers Loan Agreement;

"MR Tankers Charter Guarantee" means each of the "Charter Guarantees" as such term is defined in the MR Tankers Loan Agreement;

"MR Tankers Charterer" means each "Charterer" as such term is defined in the MR Tankers Loan Agreement;

"MR Tankers Event of Default" means an "Event of Default" as such term is defined in the MR Tankers Loan Agreement, under Clause 19 thereof;

"MR Tankers Exposure" means, at any relevant time, the sum of:

(a)	the unpaid principal amount of the "Loan" (as such term is defined in the MR Tankers Loan Agreement) outstanding at such time; and

(b)	the "Swap Exposure" (as such term is defined in the MR Tankers Loan Agreement) at such time;

"MR Tankers Finance Document" means the "Finance Documents" as such term is defined in the MR Tankers Loan Agreement;

"MR Tankers General Assignment" means a second priority general assignment of the earnings, the insurances and any requisition compensation in form and substance acceptable to the Agent and to be executed and delivered by the Borrower in favor of the MR Tankers Security Trustee to grant to the MR Tankers Security Trustee a second-priority security interest in the earnings, the insurances and any requisition compensation related to the Ship as security for certain obligations of the MR Tankers Borrowers under the MR Tankers Loan Agreement;

"MR Tankers Loan Agreement" means the Loan Agreement, dated October 6, 2008, as amended by letters dated January 15, 2009, March 18, 2009 and July 31, 2009 and as amended and restated by an amendment and restatement agreement dated the date hereof, among (i) the MR Tankers Borrowers, (ii) the banks and financial institutions listed therein as lenders, (iii) the banks and financial institutions listed therein as swap banks, (iv) DVB Bank America N.V. as agent and (v) DVB Bank America N.V. as security trustee, pursuant to which the lenders defined therein agreed to make available to the MR Tankers Borrowers a secured loan facility in the principal amount of up to $80,000,000 for the purpose of financing a portion of the purchase price for the MR Tankers;

"MR Tankers Second Mortgage" means the second preferred Liberian mortgage in form and substance satisfactory to the Agent to be granted by the Borrower to the MR Tankers Security Trustee on the Ship as security for certain obligations of the MR Tankers Borrowers under the MR Tankers Loan Agreement;

"MR Tankers Security Documents" means the MR Tankers General Assignment and the MR Tankers Second Mortgage;

"MR Tankers Security Trustee" means the "Security Trustee" as such term is defined in the MR Tankers Loan Agreement;

"Multi-Party Agreement" means each of the Ionian Wave Multi-Party Agreement and the Hongbo Multi-Party Agreement;

"Negotiation Period" has the meaning given such term in Clause 4.7;

"Non-BB Vessel Operating Days" means, with respect to any vessel owned by or chartered to Top or any of its subsidiaries at any time during any of Top's fiscal years, the number of days during such fiscal year that Top or any of its subsidiaries actually owns or charters such vessel;

"Note" means, if requested by a Lender, a promissory note of the Borrower, substantially in the form of Appendix G, payable to the order of such Lender and evidencing the aggregate indebtedness of the Borrower to such Lender under this Agreement;

"Obligor" means each of the Borrower and the Guarantors;

"OFAC" has the meaning given such term in Clause 9.17;

"Operated Vessel OGA Days" means, with respect to any vessel owned by or chartered to Top or any of its subsidiaries at any time during any of Top's fiscal years, the number of days during such fiscal year that Top or any of subsidiaries actually owns or charters such vessel while such vessel is not chartered by Top or such subsidiary to any person pursuant to a bareboat charter;

"Outstanding Indebtedness" means the aggregate of all sums of money at any time and from time to time owing by the Borrower to the Lenders under or pursuant to this Agreement and the other Finance Documents (or any of them), including any and all amounts owed under Clause 15 of this Agreement;

"PATRIOT Act" has the meaning given such term in Clause 8.1;

"Payment Currency" has the meaning given such term in Clause 16.5;

"Pertinent Jurisdiction" means, in relation to a company:

(a)	the country under the laws of which the company is incorporated or formed;

(b)	a country in which the company's central management and control is or has recently been exercised;

(c)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered to ensure its validity or priority;

(e)
a country the courts of which have jurisdiction to make a winding-up, administration or similar order in relation to the company or would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraph (b) or (c) of this definition; and

(f)	any political subdivision of any of the foregoing;

"Pledge of Earnings Account" means the Deed of Disclosed Pledge between the Borrower and the Security Trustee in the form set out in Appendix I;

"Potential Event of Default" means an event or circumstance that, with the giving of any notice, the lapse of time, a determination of the Majority Lenders or the satisfaction of any other condition, would constitute an Event of Default;

"Principal Subsidiary" means, in respect of each of the Borrower and the Guarantors, a subsidiary of the Borrower or such Guarantor, as the case may be, whose total assets represent not less than 10% of the consolidated total assets of the Borrower or such Guarantor, as the case may be, as calculated by reference to the most recent audited annual financial statements of each of such subsidiary and the Borrower or such Guarantor, as the case may be;

"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for the currency of the Loan, in which case the Quotation Date for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Date will be the last of those days);

"Ratable Portion" means, as to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the sum of all Commitments at such time; provided that if the Ratable Portion of any Lender is to be determined after the total Commitment has been terminated, then the percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination;

"Reference Banks" means, for purposes of LIBOR, the reference banks chosen from time to time by the British Bankers' Association;

"Register" has the meaning given such term in Clause 19.2(c);

"Relevant Interbank Market" means the London interbank market;

"Relevant Ships" has the meaning given such term in the definition of "Total Market Value Adjusted Assets" in Clause 1.2;

"Repayment Date" means a date on which a repayment is required to be made under Clause 7.1;

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

"Screen Rate" means, in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen; provided that, if such page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Majority Lenders;

"Second Cash Sweep Month" means, for any Repayment Date, the period (a) beginning on and including the first day after the day that (i) numerically corresponds to such Repayment Date and (ii) occurs in the second calendar month immediately preceding the calendar month in which such Repayment Date occurs or, if there is no day that numerically corresponds to such Repayment Date in such second calendar month, the first day of the first calendar month immediately preceding the calendar month in which such Repayment Date occurs, and (b) ending on and including the day immediately preceding the first day of the Third Cash Sweep Month with respect to such Repayment Date;

"Secured Liabilities" means all liabilities which the Obligors or any of them have or shall have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents, and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, that is or shall be effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"Security Documents" means:

(a)	the Mortgage;

(b)	Mortgage Amendment No. 1;

(c)	the Earnings Assignment;

(d)	any Charter Assignment;

(e)	the Insurance Assignment;

(f)	the Pledge of Earnings Account;

(g)	the Share Pledge;

(h)	the Ionian Wave Security Documents;

(i)	the Hongbo Security Documents; and

(j)
all other documents (whether creating a Security Interest or not) that are executed at any time by the Borrower, Top or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to or for the benefit of a Lender, the Agent, the Security Trustee or the Hongbo Security Trustee under this Agreement or any other Finance Document;

"Security Interest" means:

(a)	a mortgage, charge or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar steps taken; and

(c)
any arrangement entered into by a person, the effect of which is to place another person in a position that is similar, in economic terms, to the position in which such other person would have been had such other person held a security interest over an asset of such person; but this paragraph (c) shall not apply to a right of set-off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower that:

(a)	all amounts that have become due for payment by the Borrower under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	no Obligor has any future or contingent liability under Clause 16 or 17 or any other provision of this Agreement or any other Finance Document; and

(d)
no Credit Party believes that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of an Obligor or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

"Security Trustee" has the meaning given such term in Clause 24.1;

"Share Pledge" means a first priority pledge of shares over the share capital of the Borrower in favor of the Security Trustee substantially in the Agreed Form;

"Ship" means M/V ASTRALE, a Liberian flag 75,933 dwt panamax size bulkcarrier, built in 2000 at Kanasashi Co. Ltd. shipyard in Japan, with Official Number 13718 and IMO Number 9215749, and registered in the name of the Borrower;

"Ship Exposure" means, at any time, the unpaid principal amount of the Loan outstanding at such time;

"Ship Minimum Value" means, at any relevant time commencing on and including:

(a)	the Amendment Effective Date and ending on March 31, 2011, 105% of the Ship Exposure;

(b)	April 1, 2011 and ending on March 31, 2012, 110% of the Ship Exposure; and

(c)	April 1, 2012 and ending on the last day of the Security Period, 120% of the Ship Exposure;

"Swap Bank" has the meaning given such term in the introduction hereof;

"Third Cash Sweep Month" means, for any Repayment Date, the period (a) beginning on and including the first day after the day that (i) numerically corresponds to such Repayment Date and (ii) occurs in the first calendar month immediately preceding the calendar month in which such Repayment Date occurs or, if there is no day that numerically corresponds to such Repayment Date in such first calendar month, the first day of the calendar month in which such Repayment Date occurs, and (b) ending on and including such Repayment Date;

"Total Loss" means with respect to the Ship or any MR Tanker:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship or such MR Tanker, as the case may be;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship or such MR Tanker, as the case may be, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

(c)	any final and non-appealable condemnation of the Ship or such MR Tanker, as the case may be, by any tribunal or by any person or persons claiming to be a tribunal; or

(d)
any arrest, capture, seizure or detention of the Ship or any MR Tanker, as the case may be (including any hijacking or theft) unless she is within 60 days redelivered to the full control of the Borrower;

"Total Loss Date" means with respect to the Ship or any MR Tanker:

(a)	in the case of an actual loss of the Ship or such MR Tanker, as the case may be, the date on which it occurred or, if that is unknown, the date when the Ship was last heard from;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship or such MR Tanker, as the case may be, the earliest of:

(i)         the date on which a notice of abandonment is given to the insurers; and

(ii)   the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the insurers of the Ship or such MR Tanker, as the case may be, in which the insurers agree to treat the Ship or such MR Tanker, as the case may be, as a total loss; and

(c)
in the case of any other type of total loss of the Ship or such MR Tanker, as the case may be, the date (or the most likely date) on which it appears to the Majority Lenders that the event constituting such total loss occurred;

"Transaction" has the meaning given such term in the Master Agreement; and

"UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.3	Additional Financial Terms. Subject to Clause 1.5, in this Agreement and the other Finance Documents:

"Applicable Accounting Principles" means accounting principles, bases and policies generally adopted and accepted in the United States of America consistently applied;

"Book Equity" means the aggregate of the amounts paid-up or credited as paid-up on Top's issued share capital and the amount of the consolidated capital and revenue reserves of the Group (including any share premium account, capital redemption reserve fund and any credit balance on the consolidated profit and loss account of the Group) all as shown by the latest audited consolidated balance sheet and profit and loss account of the Group delivered under this Agreement but after:

(a)	deducting any debit balance on such consolidated profit and loss account;

(b)	deducting any amount shown in such consolidated balance sheet in respect of goodwill (including goodwill arising on consolidation) and other intangible assets;

(c)
deducting (so far as not otherwise excluded as attributable to minority interests) a sum equal to the aggregate of the amount of which the book value of any fixed assets of any member of the Group has been written up after December 31, 2005 (or, in the case of a company becoming a subsidiary after that date, the date on which that company became a subsidiary) by way of revaluation and, for the purposes of this paragraph (c) any increase in the book value of any fixed assets resulting from its transfer by one member of the Group to another member of the Group shall be deemed to result from a writing up of its book value by way of revaluation;

(d)	excluding amounts set aside for taxation as at the date of such balance sheet and making such adjustments as may be appropriate in respect of any significant additional taxation expected to result from transactions carried out by any member of the Group after such date and not reflected in that balance sheet;

(e)	deducting all amounts attributable to minority interests in subsidiaries;

(f)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up spare capital or any such reserves after the date of the relevant balance sheet (but so that no such adjustment shall be made in respect of any variation in profit and loss account except to the extent of any profit or loss, calculated on a cumulative basis, recorded in the consolidated profit and loss account of the Group delivered to the Agent before the date of this Agreement, or under Clause 10.1(f) in respect of any subsequent period);

(g)
making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable directly or indirectly to Top) out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet;

(h)
making such adjustments as may be appropriate in respect of any variation in the interests of Top in its subsidiaries since the date of the latest published audited consolidated balance sheet of the Group; and

(i)
if the calculation is required for the purpose of or in connection with a transaction under or in connection with when any company is to become or cease to be a subsidiary of Top, making all such adjustments as would be appropriate if that transaction has been carried into effect;

"EBITDAR" means, at any date, the earnings before interest, taxes, depreciation, amortization and rent (and also before any other extraordinary item previously approved by the Security Trustee in writing such as impairment and drydock costs), each as determined by reference to the Group on a consolidated basis during the most recent consecutive four financial quarter period ending on or prior to that date;

"Finance Lease" means a lease treated as a finance lease pursuant to the Applicable Accounting Principles;

"Interest Expense" means, at any date, the aggregate amount in Dollars of all interest payable in respect of the Financial Indebtedness of the Borrower as determined by reference to the Group on a consolidated basis during the most recent consecutive four fiscal quarter period ending on or prior to that date;

"Lease Obligations" means, at any date, the aggregate amount of all hire or (without being limited by the foregoing) any other amounts whatsoever payable under any lease or charter entered into by the Borrower as determined by reference to the Group on a consolidated basis during the most recent consecutive four financial quarter period ending on or prior to that date (save that, for the avoidance of doubt, any amount included in Interest Expense shall not be counted again for the purposes of this definition);

"Net Asset Value" means, at any relevant time, the amount in Dollars resulting after deducting the Total Debt from the Total Market Value Adjusted Assets, in either case at such time;

"Total Debt" means the aggregate principal amount (including any fixed or minimum premium payable on final repayment) of:

(a)	moneys borrowed or raised by Top and its subsidiaries;

(b)	bonds, notes, loan stock, debentures, commercial paper or other debt securities issued by Top or any of its subsidiaries not for the time being beneficially owned by Top or any of its subsidiaries;

(c)	sums outstanding under acceptances by Top or any of its subsidiaries or by any bank or acceptable house under acceptance credits opened on behalf of Top or any subsidiary;

(d)	deferred indebtedness of Top or any of its subsidiaries for payment of the acquisition or construction price for assets or services acquired or constructed;

(e)	rental payments under Finance Leases;

(f)	receivables sold or discounted with a right of recourse to Top or any of its subsidiaries;

(g)	the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary not beneficially owned by Top or another subsidiary;

(h)	preference share capital redeemable prior to the last day of the Security Period;

(i)
indebtedness secured by any Security Interest over all or any part of the undertaking, property, assets, rights or revenues of Top or any of its subsidiaries irrespective of whether or not such indebtedness is supported by a personal covenant on the part of Top or any of its subsidiaries;

(j)	indebtedness incurred in respect of swaps, forward exchange contracts, futures or other derivatives;

(k)	any other liability arising from a transaction having the commercial effect of a borrowing or the raising of money; and

(l)	obligations under guarantees in respect of the obligations of any other person which, if such person were Top or a subsidiary would fall within any of paragraphs (a) through (k) above, inclusive;

provided that, (i) moneys owing by Top to a subsidiary or by a subsidiary to Top or to another subsidiary shall not be taken into account and (ii) the principal amount of Total Debt deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement; and

"Total Market Value Adjusted Assets" means the aggregate of:

(a)
the value (less depreciation computed in accordance with generally accepted international accounting principles consistently applied) on a consolidated basis of all tangible fixed assets of the Group, including long-term cash receivables (seller's credit), as stated in the relevant consolidated financial statements of the Group, but excluding any ships at the relevant time owned by members of the Group which, for the purposes of such consolidated financial statements, are included in the consolidated tangible fixed assets of the Group (the "Relevant Ships"); and

(b)
the aggregate of the market value of the Relevant Ships, as such market value shall have been most recently determined (as of the date of the relevant calculation) pursuant to Clause 10.1(x) by means of valuations obtained by the Borrower from a Broker in accordance therewith (and not the value of the Relevant Ships as stated in the relevant consolidated financial statements of the Group).

All the terms defined in this Clause 1.2 and used in this Agreement are to be determined on a consolidated basis in respect of the Group and (except as items are expressly included or excluded in the relevant definition or clause) are used and shall be construed in accordance with Applicable Accounting Principles and as determined from the latest consolidated financial statements of the Group delivered to the Agent pursuant to Clause 10.1(f).

1.3	Construction of Certain Terms. In this Agreement and the other Finance Documents:

"approved" means, unless the context otherwise requires, approved in writing by the Agent acting upon the instructions of the Majority Lenders;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any corporation, limited liability company, partnership, joint venture, unincorporated association, joint stock company and trust;

"consent" includes an authorization, consent, approval, resolution, license, exemption, filing, registration, notarization and legalization;

"contingent liability" means a liability that is not certain to arise or the amount of which remains unascertained;

"document" includes a deed; also a letter, fax or telex;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the United States of America, any state thereof, the Council of the European Union, the European Commission, the United Nations or its Security Council or any other Pertinent Jurisdiction;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.4;

"parent company" has the meaning given such term in Clause 1.5;

"person" includes natural persons, any company; any state, political sub-division of a state and local or municipal authority; and any international organization;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

"subsidiary" has the meaning given such term in Clause 1.5;

"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganization of it or any other person; and

"tax" includes any present or future tax, duty, impost, levy or charge of any kind that is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

1.4
Meaning of "month".  A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the last Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and "month" and "monthly" shall be construed accordingly.

1.5           Meaning of "subsidiary".  A company (S) is a subsidiary of another company (P) (the "parent company") if:

(a)
a majority of the issued equity in S (or a majority of the issued equity in S that carries unlimited rights to capital and income distributions) is directly owned by P or is indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.6	General Interpretation.

(a)	In this Agreement and the other Finance Documents:

(i)
references to, or to a provision of, a Finance Document or any other document are references to it as amended, restated or otherwise modified, whether before the date of this Agreement or otherwise, except that any reference to, or to a provision of, any MR Tankers Finance Document shall mean such MR Tankers Finance Document or provision, as the case may be, as amended, restated or otherwise modified, but only with the prior written consent of the Agent;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(iii)	references to "including" shall mean including without limiting the generality of any description preceding such term;

(iv)
any reference in any Finance Document to a clause, sub-clause, paragraph, schedule, exhibit, annex or appendix shall be construed to mean a clause, sub-clause or paragraph thereof, or a schedule, exhibit, annex or appendix thereto, respectively;

(v)	words denoting the singular number shall include the plural and vice versa; and

(vi)	Clauses 1.1 through 1.5 and this paragraph (a) apply unless the contrary intention appears;

(b)
References in Clause 1.1 to a document being in the form of a particular appendix, exhibit, schedule or annex include references to that form with any modifications to that form that the Agent shall approve or reasonably require; and

(c)
The table of contents and the headings of the clauses, sub-clauses, paragraphs, schedules, exhibits, annexes or appendices of this Agreement or any other Finance Document shall not affect the interpretation of this Agreement or any other Finance Document.

2	FACILITY

2.1
Amount of Facility.  Subject to the other provisions of this Agreement, the Lenders severally agree to make available to the Borrower a loan facility in the aggregate principal amount of up to $48,000,000 (the "Initial Aggregate Commitment").

2.2	Purpose of Loan. The Borrower undertakes to use the Loan only for the purposes stated in the recitals to this Agreement and in accordance with Clause 3.2(b).

3	DRAWDOWN

3.1
Request for the Advance.  Subject to the following conditions, the Borrower may request the Advance by delivering to the Agent a completed Drawdown Notice in respect of the Advance not later than 11:00 a.m. (New York time) three Business Days prior to the Expected Drawdown Date thereof.  The Agent shall promptly notify the Lenders that it has received the Drawdown Notice and shall inform each Lender of:

(a)	the amount of the requested Advance and the Expected Drawdown Date thereof;

(b)	the amount of each Lender's Ratable Portion of the Advance; and

(c)	the duration of the first Interest Period applicable to the Advance.

3.2	Conditions to Availability. The conditions referred to in Clause 3.1 are that:

(a)	the Expected Drawdown Date shall be a Business Day during the Availability Period;

(b)
the Advance shall be applied as payment for the acquisition of the Ship by the Borrower that shall not then own the Ship and shall not (i) exceed the purchase price of the Ship as stated in the Memorandum of Agreement for the Ship or (ii) exceed the lesser of the Initial Aggregate Commitment and the sum of all Commitments;

(c)	there shall be no more than one Advance; and

(d)	the applicable conditions precedent stated in Clause 8 shall have been satisfied or waived as provided therein.

3.3
Drawdown Notice Irrevocable.  The Drawdown Notice must be signed by an officer or duly authorized attorney-in-fact of the Borrower; and once served, the Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authority of the Majority Lenders.

3.4	Disbursement of Advance. Subject to the provisions of this Agreement:

(a)
Each Lender shall before 11:00 a.m. (New York City time) make its Ratable Portion of the Advance available to the Agent, for the account of the Borrower, on and with the value date of the Expected Drawdown Date for the Advance.  After the Agent's receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Clause 8, the Agent shall make such funds available to the Borrower by paying such funds to such account or accounts that the Borrower specifies in the Drawdown Notice.  The payment by the Agent under this Clause 3.4 to such account or accounts shall constitute the making of the Advance to the Borrower and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to such Lender's Ratable Portion of the Advance.

(b)
Unless the Agent shall have received notice from a Lender prior to the Expected Drawdown Date that such Lender will not make available to the Agent such Lender's Ratable Portion of the Advance, the Agent may assume, or at its option request confirmation from such Lender, that such Lender has made its Ratable Portion available to the Agent on such date in accordance with Clause 3.4(a) and the Agent may, in reliance upon such assumption or confirmation (as the case may be), make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and the Borrower (but without duplication) severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is repaid to the Agent, at the LIBOR rate for overnight or weekend deposits.  If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Ratable Portion of the Advance for purposes of this Agreement.  Nothing in this Clause 3.4(b) shall be deemed to relieve any Lender of its obligation to make the Advance to the extent provided in this Agreement.

(c)
In the event that the Borrower is required to repay all or a portion of the Advance pursuant to Clause 3.4(b), as between the Borrower and the defaulting Lender, the liability for any breakage costs as described in Clause 16.2 shall be borne by the defaulting Lender, provided that if the defaulting Lender has not paid any such breakage costs upon demand by the Agent therefor, the Borrower shall pay such breakage costs upon demand by the Agent and the Borrower shall be entitled to recover from the defaulting Lender any such payment for breakage costs made by the Borrower.

4	INTEREST

4.1
Payment of Normal Interest.  Subject to the provisions of this Agreement, interest on the Advance or any part thereof in respect of each Interest Period shall be paid by the Borrower on the last day of each month and the last day of that Interest Period.

4.2
Normal Rate of Interest.  Subject to the provisions of this Agreement, the rate of interest on the Advance or any part thereof in respect of an Interest Period shall be the sum of the Margin and LIBOR for that Interest Period.

4.3	Payment of Accrued Interest. Accrued interest shall be paid on the last day of each month and on the last day of each Interest Period.

4.4	Notification of Interest Rate. The Agent shall notify the Borrower and each Lender of the rate of interest as soon as it is determined.

4.5	Notification of Market Disruption. The Agent shall promptly notify the Borrower if:

(a)	it is unable to determine LIBOR; or

(b)	for any reason any Lender (the "Affected Lender") is unable to obtain Dollars in the London Interbank Market to fund all or any part of its Ratable Portion of the Advance during any Interest Period, in either case stating the circumstances that have caused such notice to be given.

4.6	Suspension of Drawdown. If the Agent's notice under Clause 4.5 shall be served before the Advance is made, then while the circumstances referred to in the Agent's notice continue:

(a)	in the case of Clause 4.5(a), each Lender's obligation to make its Ratable Portion of the Advance shall be suspended; and

(b)	in the case of Clause 4.5(b), the Affected Lender's obligation to make its Ratable Portion of the Advance shall be suspended.

4.7
Negotiation of Alternative Rate of Interest.  If the Agent's notice under Clause 4.5 is served after the Advance is made, the Borrower and the Agent shall use reasonable endeavors to agree, within the 30 days after the date on which the Agent serves its notice under Clause 4.5 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for each Lender or (as the case may be) the Affected Lender to fund or continue to fund its Ratable Portion of the Advance during the Interest Period concerned.

4.8
Application of Agreed Alternative Rate of Interest.  Any alternative interest rate or an alternative basis that is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.9
Alternative Rate of Interest in Absence of Agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Ratable Portion of the Advance plus the Margin and the procedure provided for by this Clause 4.9 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

4.10
Notice of Prepayment.  If the Borrower does not agree with an interest rate set by the Agent under Clause 4.9, the Borrower may give the Agent not less than three Business Days' notice of its intention to prepay the Advance at the end of the interest period set by the Agent.

4.11
Prepayment.  A notice under Clause 4.10 shall be irrevocable.  The Agent shall promptly notify the Lenders or (as the case may be) the Affected Lender of the Borrower's notice of intended prepayment and:

(a)
on the date on which the Agent so notifies the Lenders or (as the case may be) the Affected Lender, the Commitments or (as the case may be) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrower shall prepay the Loan or (as the case may be) the Affected Lender's Ratable Portion thereof, together with accrued interest thereon at the applicable rate plus the Margin.

4.12	Application of Prepayment. The provisions of Clause 7 shall apply in relation to each prepayment pursuant to Clause 4.11.

5	INTEREST PERIODS

5.1	Duration of Normal Interest Periods. Subject to Clauses 5.2 and 5.3, each Interest Period shall be:

(a)
one, three or six months, but no more than three one-month periods in any one-year period and provided that no such period shall overrun the first anniversary of the Actual Drawdown Date, in each case as notified by the Borrower to the Agent not later than 11:00 a.m. (New York time) three Business Days before the commencement of such Interest Period; or

(b)
three months or, if such Interest Period would overrun the first anniversary of the Actual Drawdown Date, a shorter period ending on such anniversary, if the Borrower fails to notify the Agent by the time specified in paragraph (a) above; or

(c)
such other period as the Majority Lenders may agree with the Borrower, provided that if the Borrower desires an Interest Period longer than six months, the Borrower must notify the Agent not later than 11:00 a.m. (New York time) five Business Days before the commencement of such Interest Period.

Each notice of an Interest Period delivered by the Borrower to the Agent in accordance with this Clause 5.1 shall be irrevocable.

5.2	Duration of Interest Periods Overrunning Repayment Date. If the Borrower has selected an Interest Period that would overrun a Repayment Date or Repayment Dates, then:

(a)	in the case of the final Repayment Date, the Interest Period shall end on the final Repayment Date; and

(b)	in the case of any other Repayment Date, the Loan shall be divided so that:

(i)	the amount of each repayment installment falling due before the end of the Interest Period selected shall have an Interest Period ending on the Repayment Date on which it falls due; and

(ii)	the balance of the Loan from time to time outstanding during such Interest Period shall have an Interest Period ascertained in accordance with the provisions of Clause 5.1;

and for this purpose alone may there be Interest Periods of different lengths in relation to the Loan.

5.3	Duration of First Interest Period.

(a)	The first Interest Period of the Advance shall commence on the Expected Drawdown Date and shall expire on the last day of the Interest Period selected by the Borrower in the Drawdown Notice.

(b)
Each Interest Period following the first Interest Period under Clause 5.3(a) shall commence on the expiry of the preceding Interest Period and end on the last day of the Interest Period selected by the Borrower pursuant to the provisions of Clause 5.1.

6	DEFAULT INTEREST

6.1
Payment of Default Interest on Overdue Amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on all amounts payable by the Borrower under any Finance Document that the Agent, the Security Trustee or a Lender, as the case may be, shall not receive on or before the date on which a Finance Document provides that such amount is due for payment.

6.2
Rate of Default Interest.  Overdue principal and, to the extent permitted by applicable law, overdue interest in respect of the Advance and every other overdue amount payable by any Obligor pursuant to the Finance Documents shall accrue interest from (and including) the date due until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be two percent plus the Margin plus three-month LIBOR (determined by the Agent on the first Business Day of each calendar month).

6.3
Notification of Default Rates of Interest.  The Agent shall promptly notify the Borrower of each interest rate determined by the Agent pursuant to Clause 6.2, but such notice shall not be taken to imply that the Borrower is obligated to pay such interest only with effect from the date of such notice.

6.4	Payment of Accrued Default Interest. Subject to the other provisions of this Agreement, all interest accruing under this Clause 6 shall be due and payable on demand.

7	REPAYMENT AND PREPAYMENT

7.1
Amount of Repayment Installments.  Subject to Clause 12.2, the Borrower shall repay the Loan on each date set forth in the table below in an amount equal to the lesser of the aggregate outstanding principal amount of the Loan and the amount set forth opposite such date in the table below:

	Date	Repayment
1.	July 29, 2008	$3,500,000
2.	October 29, 2008	$3,500,000
3.	January 29, 2009	$3,500,000
4.	March 31, 2009	$9,500,000
5.	April 29, 2010	$350,000
6.	July 29, 2010	$350,000
7.	October 29, 2010	$700,000
8.	January 29, 2011	$700,000
9.	April 29, 2011	$700,000
10.	July 29, 2011	$700,000
11.	October 29, 2011	$700,000
12.	January 29, 2012	$700,000
13.	April 29, 2012	$700,000
14.	July 29, 2012	$700,000
15.	October 29, 2012	$700,000
16.	January 29, 2013	$700,000
17.	April 29, 2013	$700,000
18.	July 29, 2013	$700,000
19.	October 29, 2013	$700,000
20.	January 29, 2014	$700,000
21.	April 29, 2014	$700,000
22.	July 29, 2014	$700,000
23.	October 29, 2014	$700,000
24.	January 29, 2015	$700,000
25.	April 29, 2015	$700,000
26.	July 29, 2015	$700,000

and on the Maturity Date in an amount equal to the outstanding principal amount of the Loan.

7.2	First Repayment Date. The first repayment installment shall be made on the First Repayment Date.

7.3	Voluntary Prepayment. The Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period, subject to the following conditions:

(a)	each partial prepayment shall be in an amount not less than $500,000 and increments of an integral multiple of $500,000;

(b)	the Agent shall have received from the Borrower at least five Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)
the Borrower shall have provided evidence satisfactory to the Agent that any consent required by the Borrower in connection with the prepayment shall have been obtained and remains in force and that each regulation relevant to this Agreement that affects the Borrower shall have been complied with.

A prepayment notice may not be withdrawn or amended without the consent of the Agent, acting with the consent of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.4	Mandatory Prepayment.

(a)	If the Ship is sold or becomes a Total Loss, the Borrower shall prepay the aggregate outstanding principal amount of the Loan.

(b)
On each Cash Sweep Date, the Borrower shall prepay an amount of the Loan equal to the lesser of the outstanding principal balance of the Loan and sixty percent of the Excess Cash with respect to such Cash Sweep Date.

(c)
On each Cash Sweep Adjustment Date, the Borrower shall prepay an amount of the Loan equal to the lesser of the outstanding principal balance of the Loan and the Excess Cash Adjustment with respect to such Cash Sweep Adjustment Date.

(d)
On each Determination Date, the Borrower shall prepay, or cause the prepayment of, such amount of the Loan, and on the terms, conditions and calculated, as set out in Clause 8.8(d) of the MR Tankers Loan Agreement.

(e)	If HONGBO or IONIAN WAVE is sold or becomes a Total Loss, the Borrower shall prepay such amount of the Loan, if any, as may be required to cause:

(i)	the sum of the Fair Market Value of the Ship and the net realizable value of any additional Collateral provided in accordance with Clause 10.3 to be no less than the Ship Minimum Value; or

(ii)
the sum of the aggregate Fair Market Value of the Ship and the remaining MR Tanker and the net realizable value of any additional Collateral provided in accordance with Clause 10.3 to be no less than the Aggregate Minimum Value; or

(iii)
the sum of the Fair Market Value of the Ship and the net realizable value of any additional Collateral provided in accordance with Clause 10.3 to be no less than 125% of the Ship Exposure, provided, however, that any prepayment under this Clause 7.4(e)(iii) shall be made only (A) from the proceeds of a sale or insurance payments and (B) after any mandatory prepayment has been made under Clause 8.8 of the MR Tankers Loan Agreement, and provided, further, that for the purpose of this Clause 7.4(e)(iii), the Fair Market Value of the Ship shall be based on a valuation not older than five (5) days prior to the date of prepayment arising from such sale or Total Loss, as the case may be;

in either case, immediately after the completion of such sale (in the case of a sale) or the earlier of the date that is 260 days after the Total Loss Date and the date that is five Business Days after the date on which the proceeds of insurance relating to such Total Loss are paid by any insurer (in the case of a Total Loss).

(f)	The Borrower shall make each mandatory prepayment pursuant to this Clause 7.4:

(i)	in the case of the sale of the Ship requiring a prepayment pursuant to Clause 7.4(a), on or before the date on which the sale is completed by delivery of the Ship to the buyer;

(ii)
in the case of a Total Loss of the Ship requiring a prepayment pursuant to Clause 7.4(a), on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee or the Borrower of the proceeds of insurance relating to such Total Loss;

(iii)	in the case of a prepayment required by Clause 7.4(b), on such Cash Sweep Date;

(iv)	in the case of a prepayment required by Clause 7.4(c), on such Cash Sweep Adjustment Date;

(v)	in the case of a prepayment required by Clause 7.4(d), on such Determination Date;

(vi)	in the case of the sale of HONGBO or IONIAN WAVE requiring a prepayment pursuant to Clause 7.4(e), prior to the completion of the sale; or

(vii)
in the case of a Total Loss of HONGBO or IONIAN WAVE requiring a prepayment pursuant to Clause 7.4(e), on or before the earlier of the date that is 260 days after the Total Loss Date and the date that is five Business Days after the date on which the proceeds of insurance relating to such Total Loss shall be paid by any insurer.

7.5	Amounts Payable on Prepayment. Each prepayment pursuant to Clause 7.3 or 7.4 shall be made together with:

(a)	any and all accrued interest (and any other amount payable under Clause 16.1 or otherwise) in respect of the amount prepaid;

(b)	if the prepayment is not made on the last day of an Interest Period, any and all sums payable under Clause 16.2; and

(c)	any and all additional amounts that may need to be paid for the Borrower to remain in compliance with the requirements of Clause 10.3.

7.6
Application of Prepayments.  Each prepayment pursuant to Clause 7.3 shall be applied pro-rata to the repayment installments (excluding the amount, if any, due on the Maturity Date) of the Loan, and each prepayment pursuant to Clause 7.4(b), (c), (d) or (e) shall be applied to the repayment installments of the Loan (including the amount, if any, due on the Maturity Date) in the inverse order of maturity.  After each prepayment made in accordance with Clause 7.3 or 7.4(b), (c), (d) or (e), the Agent shall promptly recalculate the remaining installments and advise the Borrower accordingly.

7.7
No Reborrowing.  All amounts repaid or prepaid shall be non-refundable and may not be reborrowed under any circumstances, including, in the case of any prepayment pursuant to Clause 7.4(b), in connection with any Excess Cash Adjustment.

8	CONDITIONS PRECEDENT

8.1	Documents, Fees and No Default. Each Lender's obligation to make available its Ratable Portion of the Advance is subject to the following conditions precedent:

(a)	on or before the delivery of the Drawdown Notice, the Agent shall have received:

(i)	the documents described in Part A of Schedule 3, each in form and substance satisfactory to the Agent and its lawyers; and

(ii)
such documentation and other evidence as is reasonably requested by the Agent or a Lender in order for each Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks that it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents, including obtaining, verifying and recording certain information and documentation that will allow the Agent and each Lender to identify the Borrower and the Guarantors in accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act");

(b)	on or before the Expected Drawdown Date, the Agent shall have received the documents described in Part B of Schedule 3, each in form and substance satisfactory to the Agent and its lawyers;

(c)	the Borrower shall have paid in full all fees and expenses referred to in Clause 15 that are due, or demanded by the Agent, on or before the date of the Advance;

(d)	on the date of the Drawdown Notice, the Expected Drawdown Date and the Actual Drawdown Date:

(i)	no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the borrowing of the Loan or any part thereof;

(ii)
the representations and warranties in Clause 9 and those of each Obligor in any other Finance Document would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)
there has been no material change in the financial condition, assets, operations or business prospects of any of the Obligors since the date on which any Obligor provided information concerning those topics to the Agent or any Lender; and

(iv)	none of the circumstances described in Clause 4.5 shall have occurred and be continuing;

(e)	if the ratio set out in Clause 10.3 were applied immediately following the making of the Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan; and

(f)
the Agent shall have received and found acceptable any further opinions, consents, agreements and documents in connection with the Finance Documents that the Agent shall have requested by notice to the Borrower.

8.2	Conditions Precedent to Effectiveness. This Agreement shall become effective on the date (but not before) the Borrower shall have:

(a)	delivered or caused to be delivered to the Agent each of the documents described in Schedule 5, each of which shall be in form and substance satisfactory to the Agent and its lawyers;

(b)
reversed, offset, unwound or otherwise terminated any and all Designated Transactions or other Transactions entered into pursuant to the Master Agreement, cancelled the Master Agreement and instructed the Swap Bank to pay to the Agent any amount the Swap Bank would be obligated to pay to the Borrower under the Master Agreement following the termination of a Transaction as prepayment of the Loan in accordance with the terms of Clause 7.6; and

(c)	paid in full all expenses that are due to be paid pursuant to Clause 15.3 of this Agreement.

8.3
Waiver of Conditions Precedent.  If the Agent, with the consent of the Majority Lenders, permits the Advance to be borrowed before certain of the conditions referred to in Clause 8.1 shall be satisfied, the Borrower shall ensure that those conditions are satisfied within five Business Days after the Actual Drawdown Date (or such longer period as the Agent may specify).

9	REPRESENTATIONS AND WARRANTIES

Each of the Borrower and Top represents and warrants as follows as of the Effective Date, and each Obligor represents and warrants as follows as of the Amendment Date, the Amendment Effective Date and, as provided in Clause 9.21, the commencement of each Interest Period:

9.1            Status.  Each Obligor is:

(a)
a corporation duly organized, validly existing and in good standing under the law of the Marshall Islands (in the case of Top) or Liberia (in the case of the Borrower and each MR Tankers Borrower); and

(b)
duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

9.2	Company Power; Consents. Each Obligor has the corporate power and has taken all action required, and no consent of any person is required, for:

(a)	it to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(b)
it to execute, deliver and perform its obligations under this Agreement, each other Finance Document, the Memorandum of Agreement and each charter to which it is or is to be a party, and to consummate the transactions contemplated hereby and thereby;

(c)
it to borrow under this Agreement (in the case of the Borrower) and to make all payments contemplated by, and to comply with the obligations of, the Finance Documents to which it is or is to be a party;

(d)	it to grant the liens granted or to be granted by it pursuant to the Finance Documents to which it is or is to be a party;

(e)
it to perfect and maintain the perfection of the liens granted or to be granted by it pursuant to the Security Documents (including, in the case of the Security Documents and the Hongbo Security Documents, the first-priority nature thereof and, in the case of the Ionian Wave Security Documents, the second-priority nature thereof); and

(f)
the exercise by the Agent, the Security Trustee, the Hongbo Security Trustee and the Lenders of their rights under the Finance Documents and the remedies in respect of the Collateral pursuant to the Finance Documents;

except, in the case of any consent, for such consents that have been duly obtained, taken, given or made and that are in full force and effect.

9.3	Consents Not Capable of Revocation. Nothing has occurred that makes any of the consents referred to in Clause 9.2 capable of being revoked and each Obligor is in compliance with all applicable laws.

9.4	Legal Validity; Effective Security Interests.

(a)
Each of the Memorandum of Agreement, this Agreement and the other Finance Documents to which any Obligor is a party constitutes, and each other Finance Document to which any Obligor is to be a party will constitute upon the execution and delivery thereof by such Obligor, the legal, valid and binding obligations of each

Obligor party hereto or thereto, as the case may be, enforceable against such Obligor in accordance with its terms.

(b)	Each Security Document creates or, upon the execution and delivery thereof by each Obligor party thereto, will create:

(i)	in the case of the Mortgage, a valid first preferred mortgage in favor of the Security Trustee over the Ship, subject to the registration of the Mortgage as described herein;

(ii)
in the case of each other Security Document other than the Mortgage, the Ionian Wave Security Documents and the Hongbo Security Documents, a legal, valid, binding and enforceable Security Interest in favor of the Security Trustee over all the Collateral described therein that shall be duly perfected and have first priority (A) in the case of the Pledge of Earnings Account, upon the execution and delivery thereof by the Borrower; (B) in the case of the Earnings Assignment and any Charter Assignment, upon notice thereof being given to each obligor referenced therein and proper UCC financing statements describing such Collateral being filed with the Washington, D.C., Recorder of Deeds, (C) in the case of the Insurance Assignment, upon notice thereof being given to underwriters and protection and indemnity clubs and their consent being obtained where policy provisions or club rules so require and (D) in the case of the Share Pledge, upon delivery to the Security Trustee of the certificates representing the shares referred to therein, together with stock powers endorsed in blank;

(iii)
in the case of the Ionian Wave Mortgage, a valid second preferred Liberian ship mortgage in favor of the Security Trustee over IONIAN WAVE, subject to the registration of the Ionian Wave Mortgage as described herein and subject and subordinated only to the Banksy Mortgage;

(iv)
in the case of the Ionian Wave Security Documents other than the Ionian Wave Mortgage, a legal, valid, binding and enforceable Security Interest in favor of the Security Trustee over all the Collateral described therein that shall be duly perfected and shall be subject and subordinate only to the Security Interests created by the MR Tankers Finance Documents:

(A)
in the case of the Ionian Wave Earnings Assignment and the Ionian Wave Multi-Party Agreement, upon notice thereof being given to each obligor referenced therein and proper UCC financing statements describing such Collateral being filed with the Washington, D.C., Recorder of Deeds;

(B)
in the case of the Ionian Wave Insurance Assignment, notice thereof being given to underwriters and protection and indemnity clubs and their consent being obtained where policy provisions or club rules so require; and

(C)	in the case of the Ionian Wave Share Pledge, upon delivery to the Security Trustee of the certificates representing the shares referred to therein, together with stock powers endorsed in blank;

(v)
in the case of the Hongbo Mortgage, a valid first preferred Panamanian mortgage in favor of the Hongbo Security Trustee over HONGBO, subject to the registration of the Hongbo Mortgage as described herein; and

(vi)
in the case of the Hongbo Security Documents other than the Hongbo Mortgage, a legal, valid, binding and enforceable Security Interest in favor of the Hongbo Security Trustee over all the Collateral described therein that shall be duly perfected and have first priority (other than the Hongbo Share Pledge which shall be subject and subordinate only to the Security Interests created by the MR Tankers Finance Documents) (A) upon notice thereof being given (1) to each obligor referenced therein and (2) to underwriters and protection and indemnity clubs and their consent being obtained where policy provisions or club rules so require, as the case may be, (B) upon proper UCC financing statements describing such Collateral being filed with the Washington, D.C., Recorder of Deeds, and (C) in the case of the Hongbo Share Pledge, upon delivery to the Security Trustee of the certificates representing the shares referred to therein, together with stock powers endorsed in blank.

9.5
No Conflicts; No Liens.  The execution, delivery and performance by each Obligor of the Memorandum of Agreement, this Agreement and each other Finance Document to which it is or is to be a party, the borrowing by the Borrower of the Loan, and consummation of the transactions contemplated hereby and thereby do not and will not:

(a)
violate or contravene (i) any law or regulation or order, writ, judgment, injunction, decree, determination or award; (ii) the organizational documents of any Obligor; or (iii) any contractual or other obligation or restriction that is binding on any Obligor or any of its assets; and

(b)	except for liens created by the Security Documents, result in or require the creation or imposition of any lien upon or with respect to any of the properties of any Obligor.

9.6	No Withholding Taxes; Tax Returns.

(a)
Each payment that an Obligor is required to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

(b)
Each Obligor has filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in any Pertinent Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in any Pertinent Jurisdiction, other than taxes and charges that are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established.  The charges, accruals, and reserves on the books of each Obligor respecting taxes are adequate in accordance with Applicable Accounting Principles.

9.7	No Default. No Event of Default or Potential Event of Default has occurred and is continuing and there is no incipient or other default under any other agreements of any Obligor.

9.8
Compliance with Laws.  Each Obligor is in compliance with all laws, orders, writs, injunctions and decrees applicable to it or any of its assets except to the extent such non-compliance could not reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect of enforceability of this Agreement, any Finance Document, the Memorandum of Agreement or any Approved Charter;

9.9
Information.  All financial and other information that has been provided in writing by or on behalf of each Obligor to any of the Credit Parties in connection with any Finance Document was true and accurate at the time it was given, there are no other facts or matters the omission of which would have made or make any such information false or misleading and there has been no material adverse change in the financial condition, assets, operations or business prospects of any Obligor since the date on which such information was provided.

9.10
No Litigation.  No legal or administrative action involving any Obligor (including any action relating to any alleged or actual breach of the ISM Code or ISPS Code or any Environmental Law) has been commenced or taken or, to any Obligor's knowledge is likely to be commenced or taken, that could reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement or any Approved Charter.

9.11
ISM Code and ISPS Code Compliance.  Each of the Borrower and the MR Tankers Borrowers has obtained, or has caused each Approved Manager (technical) and each Approved Technical Submanager, if any, to obtain, all necessary ISM Code Documentation in connection with the Ship or each MR Tanker, respectively, and their operation and will be, and will cause the Ship, each MR Tanker, the Approved Manager and the Approved Technical Submanager, if any, to be, in full compliance with the ISM Code and the ISPS Code.

9.12	Validity and Completeness of Memorandum of Agreement and Charters

(a)
The Borrower has executed and delivered the Memorandum of Agreement and an Approved Charter in respect of the Ship and such Memorandum of Agreement and Approved Charter constitute the valid, binding and enforceable obligations of the parties thereto in accordance with their terms and are in full force and effect.  Each MR Tankers Borrower has executed and delivered an Approved Charter with respect to the MR Tanker owned by it and such Approved Charter constitutes the valid, binding and enforceable obligations of the parties thereto in accordance with the its terms and is in full force and effect.  True and complete copies of the Memorandum of Agreement, each Approved Charter, and each agreement, instrument and other document delivered in connection therewith, and each amendment thereto and waiver thereof have been delivered to the Agent and the Lenders.

(b)
There is no default on the part of the Borrower or, to the best knowledge of each Obligor, on the part of the relevant seller or charterer, with respect to the Memorandum of Agreement or any Approved Charter with respect to the Ship and no party to the Memorandum of Agreement or such Approved Charter has any right to terminate the Memorandum of Agreement or such Approved Charter.  There is no default on the part of any MR Tankers Borrower or, to the best knowledge of each Obligor, (save for the reduced charterhire currently being paid by the charterer of IONIAN WAVE that does not constitute an Event of Default under the MR Tankers Loan Agreement and shall not constitute an Event of Default under this Agreement) on the part of the relevant charterer, with respect to any Approved Charter with respect to the MR Tanker owned by it and no party to any such Approved Charter has any right to terminate such Approved Charter.

(c)
There is no, nor shall there be, any agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower, any MR Tankers Borrower or any third party in connection with the purchase of the Ship or any MR Tanker other than as disclosed to the Agent in writing.

9.13
Margin Stock.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Loan will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

9.14
Compliance with Environmental Laws; Environmentally Sensitive Material.  Except to the extent the following could not reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or that may affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement or any Approved Charter:

(a)
the operations and assets of each Obligor comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in full force and effect for the operations and properties of each Obligor, and each Obligor is in compliance in all material respects with all such Environmental Permits; and

(b)
none of the Obligors has been notified in writing by any person that it or any of its subsidiaries or Affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

9.15
Subsidiaries; Ownership of Borrower.  None of the Borrower or any MR Tankers Borrower has any subsidiaries.  All of the outstanding equity of each of the Borrower and the MR Tankers Borrowers has been validly issued, is fully paid, non-assessable and free and clear of all liens and is owned beneficially and of record by Top.

9.16
Investment Company, Holding Company, Etc.  None of the Obligors is (a) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (b) a "public utility" within the meaning of the Federal Power Act of 1920, as amended.

9.17
Asset Control.  None of the Obligors is a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or a "specially designated national" listed by the Office of Foreign Assets Control ("OFAC"), the U.S. Department of the Treasury, or any regulations or rulings issued thereunder.  Neither the making of the Advance nor the use of the proceeds thereof nor the performance by the Borrower of its obligations under any of the Finance Documents to which it is a party violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

9.18	ERISA. None of the Obligors maintains, or has ever established or maintained, any employee benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended.

9.19	Use of Proceeds. The Borrower is using the proceeds of the Loan only for the purposes stated in the recitals to this Agreement.

9.20
Legal Name, Location and Place of Business.  The exact legal name (as defined in Section 9-503(a) of the UCC), type of organization, jurisdiction of organization and organizational identification number of each of the Borrower and the MR Tankers Borrowers are correctly set forth in Schedule 4 hereto.  Each of the Borrower and the MR Tankers Borrowers is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office or only place of business, and the place in which it maintains its books and records, in the jurisdictions set forth in Schedule 4 hereto.  The information set forth in Schedule 4 hereto is true and accurate in all respects and none of the Borrower or the MR Tankers Borrowers has changed its name, type of organization, jurisdiction of organization, organizational identification number, chief executive office or only place of business, place where it maintains its books and records or location from those set forth in Schedule 4 hereto at any time during the seven-year period ending on the Amendment Date.

9.21
Repetition.  The representations and warranties contained in this Clause 9 shall be deemed to be repeated by each Obligor at the commencement of each Interest Period until all of the Outstanding Indebtedness has been paid in full.

10	COVENANTS

10.1	Affirmative Covenants. From the date of this Agreement and throughout the Security Period (unless otherwise specified):

(a)
each Obligor shall duly observe and perform its obligations under this Agreement, the other Finance Documents, the Memorandum of Agreement and the charters to which it is or will be a party, and shall promptly notify the Agent of (i) any material default by any party to the Memorandum of Agreement or charter, and (ii) any significant damage or injury caused by or to the Ship or any MR Tanker;

(b)
each Obligor shall notify the Agent, promptly upon becoming aware of the same, of the occurrence of any Event of Default or Potential Event of Default or any other event (including any litigation) that might adversely affect the ability of any Obligor to perform its obligations under this Agreement, any other Finance Document, the Memorandum of Agreement or any Approved Charter;

(c)
each Obligor shall obtain, maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in connection with each consent, and shall do all other acts and things, that may from time to time be necessary or required for the continued due performance of all of its obligations under this Agreement, the other Finance Documents, the Memorandum of Agreement and the charters to which it is a party, and shall deliver a copy of each such consent to the Agent promptly upon its request;

(d)
each Obligor shall comply with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including all Environmental Laws and regulations relating to thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement or any Approved Charter;

(e)
each Obligor shall keep proper books of record and account, in which full and materially correct entries shall be made of all financial transactions and the assets and business of such Obligor in accordance with Applicable Accounting Principles acceptable to the Agent, and the Agent shall have the right to examine the books and records of the Obligors wherever the same may be kept from time to time as it sees fit, in its sole discretion, or to cause an examination to be made by a firm of accountants selected by it;

(f)	Top shall prepare and deliver to the Agent:

(i)
within 45 days after the end of each of the first three quarters of each of its fiscal years, the consolidated unaudited financial results of the Group in respect of such quarter (including balance sheet, profit and loss account and quarterly management accounts), and as soon as practicable, but not later than 120 days after the end of each of its fiscal years, the consolidated annual audited financial statements of the Group in respect of such fiscal year, together with reports of and updates on all off-balance sheet financings and time charter hire commitments of the Borrower, in each case (A) prepared in accordance with Applicable Accounting Principles acceptable to the Agent (and in the case of the consolidated annual financial statements of the Group, audited by a firm of independent auditors reasonably acceptable to the Agent) and (B) certified as true, complete and correct by the chief financial officer of Top;

(ii)	together with each financial statement that Top delivers in Clause 10.1(f)(i), a Compliance Certificate;

(iii)
together with the consolidated annual audited financial statements of the Group for each fiscal year ending after July 29, 2010, an Excess Cash Certificate with Schedules 1, 2 and 3 thereto setting forth the calculation of Excess Cash Adjustment for such fiscal year;

(iv)
not less than five Business Days prior to each Repayment Date occurring on or after July 29, 2010, an Excess Cash Certificate with Schedule 1 thereto setting forth the calculation of Excess Cash for such Repayment Date; and

(v)	such other financial statements, annual budgets and projections as may be reasonably requested by the Agent, in each case in such form as the Agent may reasonably request;

(g)
each Obligor shall prepare and timely file all tax returns required to be filed by it and pay and discharge all taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including claims for labor, materials and supplies) that, if unpaid, might become a lien or charge upon the Collateral or any part thereof, except in each case, such taxes:

(i)	that are being contested in good faith by appropriate proceedings; or

(ii)
the failure of which to pay or discharge could not reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement or any Approved Charter;

(h)
each Obligor shall permit each person designated by the Agent to visit and inspect the Ship and the MR Tankers, as the case may be, at the risk and cost of the Obligors at such times and so often as the Agent may reasonably require, provided that no such visit or inspection shall unduly interfere with the operation of the Ship or any MR Tanker;

(i)	each Obligor shall cause the Ship and each MR Tanker at all times to be:

(i)	kept in a good and safe condition and state of repair that is consistent with first class ship ownership and management practice;

(ii)
in compliance with all laws and regulations applicable to vessels registered under the law of the Approved Flag in which the Ship or such MR Tanker is registered and trading to any jurisdiction to which the Ship or such MR Tanker may trade from time to time;

(iii)	managed by an Approved Manager, or an Approved Manager and an Approved Technical Submanager, in accordance with vessel management agreements and vessel technical submanagement agreements acceptable to the Agent and that shall each have executed and delivered a Manager's Undertaking to the Agent;

(iv)	registered under the law of an Approved Flag state; and

(v)
classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed);

(j)
each Obligor shall, or shall cause the operator of the Ship and each MR Tanker (i) to comply, in all material respects within the requisite applicable time limits for vessels of the same type, size, age and flag as the Ship or such MR Tanker, as the case may be, with the ISM Code and, in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (ii) to hold a valid Document of Compliance and Safety Management Certificate with respect to the Ship or such MR Tanker, as the case may be, (iii) to provide the Agent with copies of each such Document of Compliance and Safety Management Certificate promptly following the issuance thereof and after every renewal and (iv) to cause to kept on board the Ship or such MR Tanker, respectively, a copy of such Document of Compliance and the original of such Safety Management Certificate;

(k)	each Obligor shall, or shall cause the operator of the Ship and each MR Tanker to:

(i)	maintain a valid International Ship Security Certificate with respect to the Ship and such MR Tanker, respectively;

(ii)	cause the Ship's and each MR Tanker's security system and associated security equipment to comply with the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code; and

(iii)	maintain an approved ship security plan with respect to the Ship and each MR Tanker;

(l)	each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;

(m)
each Obligor shall, or shall cause the operator of the Ship and each MR Tanker to, maintain insurance on the Ship and such MR Tanker, as the case may be, as required by the terms of the Mortgage, the Ionian Wave Mortgage and the Hongbo Mortgage, respectively;

(n)
each Obligor shall maintain insurance on all of its properties other than the Ship and the MR Tankers, as the case may be, payable in United States Dollars, with responsible companies, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, and as shall be satisfactory to the Majority Lenders;

(o)
except as otherwise required by any Finance Document or to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement, any Approved Charter or any MR Tanker Charter, each Obligor shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(p)	the Borrower shall use the proceeds of the Loan solely for the purposes referenced in Clause 2.2;

(q)
the Borrower shall furnish to the Agent a true and complete copy of the Memorandum of Agreement and each charter to which it becomes a party after the date hereof and a true and complete copy of each material amendment or other modification thereto promptly following the execution and delivery thereof, and each MR Tankers Borrower shall furnish to the Agent a true and complete copy of each charter to which it becomes a party after the date hereof and a true and complete copy of each material amendment or other modification thereto promptly following the execution and delivery thereof;

(r)
each Obligor shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of pollution incidents or as may be reasonably required to protect the interests of the Credit Parties with respect thereto;

(s)
the Borrower shall cause all loans made by any Guarantor or any other Affiliate to it and all sums and other obligations (financial or otherwise) owed by it to any Approved Manager to be fully subordinated to all Secured Liabilities of the Borrower;

(t)
the Borrower shall procure and deliver to the Agent, in each case at the expense of the Borrower or the MR Tankers Borrowers, as the case may be, (i) on or before the thirtieth day following each of the second and fourth anniversaries of the Effective Date, written appraisal reports prepared by the Broker setting forth the Fair Market Value of the Ship and each MR Tanker, respectively, as of such anniversary, and (ii) promptly following the Agent's request therefor so long as an Event of Default shall have occurred and be continuing, such other interim valuation reports that the Agent may request in each case prepared by the Broker and setting forth the Fair Market Value of the Ship and each MR Tanker as of any date requested by the Agent and following such request;

(u)	the Borrower shall pay, or shall cause to be paid, to the Earnings Account all of the Earnings of the Ship;

(v)	[intentionally omitted];

(w)	Top shall be the sole legal and beneficial shareholder of the Borrower and each MR Tankers Borrower;

(x)	Top shall:

(i)	Maintain, at all times until the end of the Security Period, a minimum of;

(A)	until December 31, 2010, $2,500,000; and

(B)	thereafter, the greater of (i) $25,000,000 or (ii) $500,000 for each ship owned or leased by any member of the Group;

in bank accounts in its name or in the name of a member of the Group as agreed by the Agent in writing from time to time (and for the purposes of determining compliance with this Clause 10.1(x)(i), an amount of up to $250,000 held by Top as cash in hand may be included, provided that such cash in hand is freely available to Top and not subject to a pledge or any other Security Interest), and for the purposes of this Clause 10.1(x)(i) the expression "bank accounts" shall exclude any bank accounts that shall be subject to any Security Interest

(ii)	(b)	cause its Net Asset Value, at all times until the end of the Security Period, to exceed:

(A)	until December 31, 2010, zero; and

(B)	thereafter, $225,000,000;

(iii)	cause its Book Equity to exceed $180,000,000 at all times until the end of the Security Period;

(iv)	for any period commencing prior to January 1, 2011, procure that the ratio of EBITDAR to Interest Expense plus Lease Obligations is not less than 1.0:1.0; and

(v)	for any period commencing on or after January 1, 2011, procure that the ratio of EBITDAR to Interest Expense plus Lease Obligations is not less than 1.5:1.0;

provided that:

(A)	(1)
Top's compliance with the covenants set out in Clause 10.1(x)(i), 10.1(x)(iii) 10.1(x)(iv) and 10.1(x)(v) shall be shall be determined on the basis of calculations made by the Agent at any time by reference to the latest consolidated quarterly or annual financial statements of the Group delivered to the Agent pursuant to Clause 10.1(f)(i);

(2)
Top's compliance with the covenants set out in Clause 10.1(x)(ii) shall be determined on the basis of calculations made by the Agent at any time by reference to the latest consolidated annual financial statements of the Group delivered to the Agent pursuant to Clause 10.1(f)(i); and

(3)
the Agent shall be entitled to make such determinations and calculations at any time when, and in relation to any period in relation to which Top shall be obliged to comply with (or procure compliance with) each of the covenants in this Clause 10.1(x) without regard to when any such financial statements are due to be delivered or have been actually delivered to the Agent;

(B)
for the purposes of this Clause 10.1(x), no item shall be deducted or credited more than once in any calculation, and any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with Applicable Accounting Principles;

(C)
each of the Relevant Ships shall, for the purposes of this Clause 10.1(x) and the definitions relevant thereto be valued in Dollars as and when the Agent shall require and each such valuation shall be made by an independent firm of shipbrokers appointed by the Agent without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm's length, on normal commercial terms as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other employment of such Relevant Ship and the value of each of the Relevant Ships determined in accordance with the provisions of this Clause 10.1(x) shall be binding upon the parties hereto for the purposes of calculating the Total Market Value Adjusted Assets until such time as any further such valuations shall be calculated;

(D)
Top shall supply to each of the Agent and such shipbrokers such information concerning any Relevant Ship and its condition as the Agent or such shipbroker may reasonably require for the purpose of making any such valuation; and

(E)	all costs in connection with the Agent obtaining any valuation of each of the Relevant Ships referred to in this Clause 10.1(x) shall be borne by the Borrower;

(y)
each Obligor shall (i) ensure that no person who owns a controlling interest in or otherwise controls the Borrower, any MR Tankers Borrower or any subsidiary thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC or included in any Executive Orders, (ii) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended, and (iii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto; and

(z)
from time to time and at its expense, each Obligor shall duly execute and deliver to the Agent such further documents and assurances as the Majority Lenders or the Agent may request to effectuate the purposes of this Agreement and the other Finance Documents or to obtain the full benefit of any of the Collateral.

10.2	Negative Covenants. Without the prior written consent of the Majority Lenders:

(a)
none of the Obligors will create, assume or permit to exist any Security Interest whatsoever upon any of its properties or assets, whether now owned or hereafter acquired, except for (i) the Security Interests created by the Finance Documents to which it is a party, (ii) the Security Interests created by the MR Tankers Security Documents to which it is a party, but only so long as all Security Interests created by the MR Tankers Security Documents shall be subject and subordinate to the Security Interests created by the Finance Documents, and (iii) liens that arise by operation of law in the ordinary course of business, the failure of which to pay or discharge could not reasonably be expected to have a material adverse effect on the financial condition, assets, operations or business prospects of any Obligor or to affect adversely the legality, validity, binding effect or enforceability of this Agreement, any other Finance Document, the Memorandum of Agreement, any Approved Charter or any MR Tankers Charter;

(b)
none of the Obligors shall sell, transfer or lease all of or a substantial portion of its properties and assets, or enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), except that, so long as no Event of Default or Potential Event of Default shall have occurred or be continuing or would occur or be continuing immediately after giving effect to such transaction:

(i)
the Borrower may sell the Ship, but only if the proceeds of the sale are applied in accordance with Clause 7.4 and the sale of the Ship is effected pursuant to an arm's length transaction for fair market value;

(ii)	the Borrower may charter or lease the Ship in accordance with Clause 10.2(c);

(iii)	each MR Tankers Borrower may sell the MR Tanker owned by it in accordance with the MR Tankers Loan Agreement, but only if:

(A)	immediately prior to and after giving effect to such sale:

(1)
the sum of the Fair Market Value of the Ship and the net realizable value of any additional Collateral provided in accordance with Clause 10.3 shall equal or exceed the Ship Minimum Value at such time, or

(2)
the sum of the aggregate Fair Market Value of the Ship and the MR Tanker, if any, not being sold and the net realizable value of any additional Collateral provided in accordance with Clause 10.3 shall equal or exceed the Aggregate Minimum Value at such time; and

(B)
immediately prior to and after giving effect to such sale, each Obligor will be in full compliance with all the terms and conditions of the Finance Documents and the MR Tankers Finance Documents to which such Obligor shall be a party; and

(iv)	each MR Tankers Borrower may charter or lease the MR Tanker owned by it in accordance with Clause 10.2(c) and the MR Tankers Loan Agreement;

(c)
none of the Borrower or the MR Tankers Borrowers may charter the Ship or any MR Tanker, or permit the Ship or any MR Tanker to be chartered or sub-chartered, to any person, or permit any person to have possession or the right to use or direct the use of the Ship or any MR Tanker, except that the Borrower or any MR Tankers Borrower may:

(i)
charter the Ship or any MR Tanker to an Approved Charterer pursuant to the terms of an Approved Charter assigned as Collateral to the Security Trustee (in the case of an Approved Charter of the Ship or IONIAN WAVE) or the Hongbo Security Trustee (in the case of an Approved Charter of HONGBO) for the benefit of the Credit Parties pursuant to a Charter Assignment or a Multi-Party Agreement and creating:

(A)	in the case of any Approved Charter of the Ship, a first-priority perfected security interest in the Collateral described therein in favor of the Security Trustee, or

(B)
in the case of any Approved Charter of IONIAN WAVE, a perfected security interest in the Collateral described therein in favor of the Security Trustee subject and subordinate only to the security interest therein granted to the MR Tankers Security Trustee pursuant to the MR Tankers Finance Documents, or

(C)	in the case of any Approved Charter of HONGBO, a first-priority perfected security interest in the Collateral described therein in favor of the Hongbo Security Trustee;

(ii)
charter the Ship or any MR Tanker under a time or consecutive voyage charter; provided that such time or consecutive voyage charter does not have a duration of more than 13 months (including optional extensions or renewals); and

(iii)
cause or permit the Ship or any MR Tanker to be managed by an Approved Manager, or an Approved Manager and an Approved Technical Submanager, pursuant to vessel management and technical submanagement agreements acceptable to the Agent;

(d)
none of the Obligors shall enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate or subsidiary, other than on terms and conditions substantially as favorable to such person as would be obtainable by such person at the time in a comparable arm's-length transaction with a person other than an Affiliate or subsidiary;

(e)
none of the Obligors shall make or permit (i) any change in its or the Group's fiscal year or fiscal year end or (ii) any other change in accounting policies affecting (A) the presentation of financial statements or (B) reporting practices, except in the case of this clause (ii) as required by Applicable Accounting Principles or as may be acceptable to the Agent with the consent of the Majority Lenders;

(f)
none of the Borrower and the MR Tankers Borrowers shall engage in any business other the execution, delivery and performance of its obligations under this Agreement, the other Finance Documents or the MR Tankers Finance Documents to which it is or will be a party, the ownership of the Ship or an MR Tanker, as the case may be, and the execution, delivery and performance of its obligations under the Memorandum of Agreement and each charter and management agreement to which it is a party relating to the Ship or an MR Tanker, respectively, and permitted by the terms of this Agreement, the other Finance Documents or the MR Tankers Finance Documents to which it is or will be a party;

(g)
none of the Borrower and the MR Tankers Borrowers shall transfer or change or permit the transfer or change of the flag of the Ship or any MR Tanker, as the case may be, from the Approved Flag in which the Ship or such MR Tanker, respectively, is registered on the date hereof, or change the classification or the Classification Society of the Ship or any MR Tanker, respectively, except with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, or do or allow to be done anything as a result of which such registration or classification might be imperiled or cancelled;

(h)
none of the Borrower and the MR Tankers Borrowers shall replace any Approved Manager or permit the appointment or replacement of any Approved Technical Submanager for the Ship or any MR Tanker or agree or consent to any material amendment or other modification of the terms of any of the technical or commercial management agreements relating to the Ship or any MR Tanker, including any increase in the rate of compensation payable thereunder, except with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld; provided that, subject to the requirements of Clause 10.1(i), the Borrower and each MR Tankers Borrower may at any time and in its discretion replace the manager of the Ship or any MR Tanker, with any Approved Manager and may permit any Approved Manager to appoint any Approved Technical Submanager with respect to the Ship or such MR Tanker, respectively, or to replace any technical submanager of the Ship or any MR Tanker with any Approved Technical Submanager;

(i)	none of the Obligors shall permit any act, event or circumstance that would result in Top holding directly less than 100% of the Borrower's or any MR Tankers Borrower's equity;

(j)	none of the Borrower and the MR Tankers Borrowers shall incur any Financial Indebtedness other than the Loan or the "Loan" defined in the MR Tankers Security Documents;

(k)	[intentionally omitted];

(l)
none of the Borrower and the MR Tankers Borrowers shall increase its capital by way of the creation of preference securities, further common or ordinary securities or otherwise howsoever, or create any new class of equity;

(m)
none of the Borrower and the MR Tankers Borrowers shall permit any material amendment of or other modification to the Memorandum of Agreement or any Approved Charter to which it is a party, which, in the case of any Approved Charter, shall include any amendment or other modification of the day rates, the allocation of expenses or any provision relating to the term or termination of such Approved Charter;

(n)
none of the Borrower and the MR Tankers Borrowers shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise except for the guarantee of the MR Tankers Borrowers pursuant to this Agreement and the guarantee of the Borrower pursuant to the MR Tankers Loan Agreement;

(o)
none of the Borrower and the MR Tankers Borrowers shall acquire any capital assets (including any vessel other than the Ship and the MR Tankers) by purchase, charter or otherwise; provided that nothing in this Clause 10.2(o) shall prevent or be deemed to prevent capital improvements being made to the Ship or any MR Tanker;

(p)
none of the Borrower and the MR Tankers Borrowers shall enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer, or shall be obligated to sell or transfer, any property, whether real or personal, and used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition, it shall intend to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose;

(q)
none of the Obligors shall change the jurisdiction of its incorporation or amend its organizational documents except in connection with a merger or consolidation that is not prohibited by the terms of Clause 10.2(b);

(r)
none of the Obligors shall change its name, type or jurisdiction of organization or location from the name, type or jurisdiction of organization, or location set forth on Schedule 4 without first giving at least 30 days' prior written notice to the Agent, the Security Trustee and the Hongbo Security Trustee and taking all action required by the Agent, the Security Trustee and the Hongbo Security Trustee for the purpose of perfecting or protecting the security interest granted by the Security Documents; and

(s)	Top shall not permit the appointment of any chief executive officer other than Mr. Evangelos Pistiolis without the prior written consent of the Majority Lenders.

10.3	Value Maintenance.

(a)	If the Agent (acting on the instructions of the Majority Lenders) shall notify the Borrower at any time on or after the Amendment Effective Date that:

(i)	the sum of the aggregate Fair Market Value of the Ship and the MR Tankers and the net realizable value of any additional Collateral provided in accordance with this Clause 10.3 shall be less than the Aggregate Minimum Value at such time; and

(ii)
the sum of the Fair Market Value of the Ship and the net realizable value of any additional Collateral provided in accordance with this Clause 10.3 shall be less than the Ship Minimum Value at such time;

the Borrower shall, within 30 days after such notice, either:

(x)	prepay the Loan in such amount equal to or greater than that necessary to eliminate such shortfall; or

(y)
provide additional collateral acceptable to the Agent in its sole reasonable discretion (acting upon the instructions of the Majority Lenders) and having a net realizable value equal to or greater than the amount of such shortfall as determined by the Agent in its sole reasonable discretion (acting upon the instruction of the Majority Lenders) and pursuant to documentation in such terms as the Agent may, with approval of the Majority Lenders, approve or require.

(b)	Any prepayment required by this Clause 10.3 shall be subject to the requirements of Clauses 7.5, 7.6, 7.7, 7.8 and 7.9.

(c)
Each of the Borrower and the MR Tankers Borrowers shall promptly provide the Agent and each Broker requested to determine the Fair Market Value of the Ship or any MR Tanker, respectively, with such information that the Agent or such Broker may reasonably request for the purpose of such determination and, if the Borrower and the MR Tankers Borrowers shall fail to provide such information, the Broker may make such determination on any basis and assumptions that the Broker or the Agent shall consider appropriate.

10.4
Forward Freight Agreements.  None of the Obligors shall enter into any forward freight agreements with counterparties other than DVB Bank SE or its Affiliates without the prior written consent of the Agent.

11	GUARANTY

11.1
Guaranty.  To induce the Lenders to continue to make the Loan to the Borrower and to enter into this Agreement, each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees (this "Guaranty"), as a primary obligor and not merely as a surety, the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrower and the other Guarantors now or hereafter existing under this Agreement and the other Finance Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "Guaranteed Obligations") due or owing to the Credit Parties, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by each Credit Party in enforcing any rights under this Guaranty.  The obligations of each Guarantor under this Guaranty are in addition to and shall not in any way be prejudiced by the Guaranty of any other Guarantor hereunder or any other guaranty or security now or subsequently held by any Credit Party.

11.2
Obligations Absolute.  Each Guarantor guarantees jointly and severally that the Guaranteed Obligations will be performed and paid to the Credit Parties strictly in accordance with the terms of any applicable agreement, express or implied, of the Borrower or any other Guarantor, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Credit Parties with respect thereto, including any law, rule or policy that is now or hereafter promulgated by any governmental authority (including any central bank) or regulatory body any of which may adversely affect the Borrower's ability or obligation to make, or right of the Credit Parties to receive, such payments, including any sovereign act or circumstance that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Guarantor.

11.3	Guaranty Unconditional. The liability of each Guarantor hereunder shall be unconditional irrespective of, and each Guarantor hereby waives any defenses it may have with respect to:

(a)	any lack of validity or enforceability of any Guaranteed Obligation or agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation;

(c)	any exchange, release or non-perfection of any other Collateral securing payment of any Guaranteed Obligation;

(d)
any moratorium, bankruptcy, insolvency or other similar law or any other law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or a Credit Party's rights with respect thereto; or

(e)	any other circumstance that might otherwise constitute a defense available to, or the discharge of, the Borrower, such Guarantor or any other Guarantor.

11.4
Waiver of Subrogation; Contribution.  Notwithstanding any other provision of this Guaranty, until payment in full of the Guaranteed Obligations in cash and the termination of the commitments of the Lenders with respect thereto:

(a)
each Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens that any Credit Party has or may have against the Borrower or any Guarantor in respect of the Guaranteed Obligations;

(b)
no Guarantor shall have any right of recourse, reimbursements, contribution, indemnification, or similar right (by contract or otherwise) against the Borrower or any other Guarantor in respect of the Guaranteed Obligations; and

(c)
each Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any Collateral or other security given to the Credit Parties to secure payment of the Guaranteed Obligations.

11.5
Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Credit Party.

11.6
Waiver.  Each Guarantor waives promptness, diligence and notices with respect to any Guaranteed Obligation and this Guaranty and any requirement that a Credit Party exhaust any right or take any action against the Borrower or any other entity or any of its property.

11.7	Payments; No Reductions.

(a)	All payments under this Guaranty shall be made in accordance with Clauses 12, 16, and 17 of this Agreement.

(b)
Each Guarantor agrees to pay any and all taxes that arise from any payment made hereunder or from the execution, delivery or registration by such Guarantor of, or otherwise with respect to, this Agreement.

(c)	Each Guarantor shall indemnify each Credit Party in accordance with Clause 16.

(d)
Within 30 days after the date of any payment of taxes, each Guarantor shall furnish to each Credit Party at its address for notices, the original or a certified copy of a receipt evidencing payment thereof.  If no taxes are payable in respect of any payment, each Guarantor will furnish to each Credit Party a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to each Credit Party, in either case stating that such payment is exempt from or not subject to taxes.

11.8
Continuing Guarantee.  This Guaranty (a) is a continuing guaranty, (b) is joint and several with each other guarantee given in respect of the Guaranteed Obligations, (c) shall, subject to Clause 11.5, remain in full force and effect until the later of the termination of the Commitments under this Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable pursuant to the Finance Documents and (d) shall be binding upon each Guarantor, its successors and permitted assigns.  The obligations of each Guarantor under this Guaranty shall rank pari passu with all other unsecured obligations of such Guarantor.

12	PAYMENTS AND CALCULATIONS

12.1	Currency and Method of Payments. All payments to be made by any Obligor under the Finance Documents shall be made to the Agent:

(a)	not later than 10:00 a.m. (New York City time) on the due date;

(b)
in same-day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account and in favor of the Agent at HSBC Bank USA, New York, New York, ABA No. 021001088, SWIFT: MRMDUS33, for credit to DVB Bank America N.V. with account number 000.301.787 and further credit to Japan II Shipping Company

Limited with account number 170.001.1618, Reference: Top Ships, or to such other account with such other bank as the Agent may from time to time notify to the Obligors.

12.2	Payment on a Non-Business Day. If any payment by any Obligor under a Finance Document would otherwise fall due on a day that is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under Clause 12.2(a) at the rate payable on the original due date.

12.3
Basis for Calculation of Periodic Payments.  All interest, commitment fees and any other payments under any Finance Document that are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

12.4	Distribution of Payments to Credit Parties. Subject to Clauses 12.2, 12.6 and 12.7:

(a)
each amount received by the Agent under a Finance Document for distribution or remittance to a Lender shall be made available by the Agent to such Lender by payment to such account indicated by notice from such Lender to the Agent not less than five Business Days prior to the date on which such payment is to be made; and

(b)
amounts to be applied in satisfaction of amounts of a particular category that are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category that is due to it.

12.5
Permitted Deductions by Agent.  Notwithstanding any other provision of this Agreement or any other Finance Document to the contrary, the Agent may, to the extent permitted by applicable law and before making an amount available to a Lender, deduct and withhold from that amount any sum that is then due and payable to the Agent from such Lender under any Finance Document or any sum that the Agent is then entitled under any Finance Document to require such Lender to pay on demand.

12.6
Agent Only Obliged to Pay Monies Received.  Notwithstanding any other provision of this Agreement or any other Finance Document to the contrary, the Agent shall not be obligated to make available to the Borrower or any Lender any sum that the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has actually received that sum.

12.7
Refund to Agent of Monies Not Received.  Except as is otherwise provided in Clause 3.4(b) of this Agreement, if and to the extent that the Agent makes available a sum to the Borrower or a Lender without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) that will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

12.8
Agent May Assume Receipt.  Clause 12.7 shall not affect any claim that the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum that it made available (except an express notice from a Lender that it will not fund its Ratable Portion of the Advance).

12.9
Credit Party Accounts.  Each Credit Party shall maintain accounts showing the amounts owing to it by the Borrower under the Finance Documents and all payments in respect of those amounts made by the Obligors.

12.10
Agent's Memorandum Account.  The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Obligors under the Finance Documents and all payments in respect of those amounts made by the Obligors.

12.11
Accounts Prima Facie Evidence.  If the accounts maintained under Clauses 12.9 and 12.10 show an amount to be owing by any Obligor to a Credit Party, those accounts shall be prima facie evidence that that amount is owing to that Credit Party.

13	APPLICATION OF RECEIPTS

13.1
Normal Order of Application.  Except as this Agreement or any other Finance Document may otherwise provide, any sums that are received or recovered by the Agent or the Security Trustee under or by virtue of any Finance Document shall be paid to the account of the Agent identified in Clause 12.1(c) and applied by the Agent in the following manner:

FIRST:
in or towards payment of all sums (other than principal of the Loan or interest owing in respect thereof) that may be owing to any Credit Party under this Agreement and the other Finance Documents (or any of them), including any amounts due under Clause 16;

SECOND:	in or towards payment of any accrued default interest due but unpaid under Clause 6;

THIRD:	in or towards payment of any accrued interest due but unpaid under Clause 4;

FOURTH:
in or towards payment of any principal due but unpaid under Clause 7, provided that any amounts in payment of any principal due under Clause 7 shall be applied to the outstanding principal balance of the Loan as provided therein;

FIFTH:	in or towards payment of the balance (if any) of the Outstanding Indebtedness; and

SIXTH:	any surplus shall be paid to the Borrower as it directs.

Except as this Agreement, any other Finance Document or any MR Tankers Finance Document may otherwise provide, any sums that are received or recovered by the Hongbo Security Trustee under or by virtue of any Finance Document shall be paid to the account of the Agent identified in Clause 12.1(c) and applied by the Agent as set forth in this Clause 13.1 or shall be applied as provided in Clause 17 of the MR Tankers Loan Agreement in each case determined by the Hongbo Security Trustee in its sole discretion and in accordance with the Finance Documents and the MR Tankers Finance Documents.

13.2
Application of Credit Balances.  Each Credit Party may, upon not less than seven days' prior notice to each Obligor or, to the extent permitted by applicable law, without prior notice if an Event of Default shall have occurred and be continuing:

(a)
apply any balance (whether or not then due) that at any time shall be standing to the credit of any account in the name of any Obligor at any office of such Credit Party in any country in or towards satisfaction of any sum then due from that Obligor to such Credit Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Obligor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance that such Credit Party considers appropriate.

Each Credit Party (other than the Agent) shall promptly notify the Agent of each amount applied pursuant to this Clause 13.2 in or towards satisfaction of any sum then due from any Obligor to such Credit Party under any of the Finance Documents.

13.3
Other Rights Unaffected.  A Credit Party shall not be obliged to exercise any of its rights under Clause 13.2 and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which such Credit Party is entitled (whether under the general law or any document).

13.4
Payments in Excess of Ratable Share.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) on account of its portion of the Loan and in excess of its ratable share of payments on account of the Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in their respective portions of the Loan as shall be necessary to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment shall be thereafter recovered by any other Lender from the purchasing Lender, such purchase from such other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Obligor agrees that any Lender so purchasing a participation from another Lender pursuant to this Clause 13.4 may, to the fullest extent permitted by law, exercise all of its rights of payment (including any right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Notwithstanding the preceding sentences of this Clause 13.4, any Lender that shall have commenced or joined (as a plaintiff) in an action or proceeding in any court to recover sums due to it under this Agreement or any other Finance Document and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, shall not be required to share any proportion of that amount with any Lender that shall have had the legal right to, but shall not have joined such action or proceeding or commenced and diligently prosecuted a separate action or proceeding to enforce its rights in the same or another court.  Each Lender exercising or contemplating exercising any right giving rise to a receipt or receiving any payment of the type referred to in this Clause 13.4 or instituting legal proceedings to recover sums owing to it under this Agreement shall, as soon as reasonably practicable thereafter, give notice thereof to the Agent, which shall give notice thereof to the other Lenders.

14	EVENTS OF DEFAULT

14.1	Events of Default. There shall be an Event of Default if:

(a)	any sum payable under this Agreement or any of the other Finance Documents shall not be paid when due; or

(b)
any Obligor or any other party (other than a Credit Party) shall commit any breach of or fail to perform any of its obligations, covenants or undertakings in this Agreement or any other Finance Document (except as provided in Clause 14.1(a)) or any event of default, or any event or circumstance that with the giving of any notice, the lapse of time or both would constitute an event of default, shall occur under any other Finance Document; or

(c)
any representation or warranty made by any Obligor or any other party (other than a Credit Party) in or pursuant to this Agreement or any other Finance Document shall prove to have been incorrect in any material respect when made or deemed made or confirmed; or

(d)
any principal of or interest on any Financial Indebtedness of any Obligor (other than the Financial Indebtedness payable pursuant to this Agreement or any other Finance Document) shall not be paid when due, subject to any agreed cure period but only so long as cure shall be made in accordance with the terms thereof and in any event on or before the thirtieth day after such principal or interest shall be due; or

(e)
any event of default, or any event or circumstance that, with the giving of any notice, the lapse of time or both, would constitute an event of default, shall occur under any agreement (other than the Finance Documents) to which any Obligor or a Principal Subsidiary is a party, including any charter party or other contract of employment for the Ship or any MR Tanker; or

(f)
any of the consents referred to in Clause 9.3 shall be modified in a manner that shall be unacceptable to the Majority Lenders, shall be revoked or terminated, shall expire and not be renewed, or otherwise shall cease to be in full force and effect; or

(g)
any Obligor shall suspend payment of its debts or shall be unable or shall admit its inability to pay its debts as they fall due or any proceeding shall be commenced by or against any Obligor for a composition or other arrangement for the benefit of its creditors generally relating to reconstruction or readjustment of it or its debts or any similar process or proceeding shall be instituted by or against any Obligor under the laws of any relevant jurisdiction; or

(h)	any Obligor shall take any action or any legal proceedings shall be started or other steps shall be taken for:

(i)	such Obligor to be adjudicated or found bankrupt or insolvent;

(ii)	the winding-up or dissolution of such Obligor; or

(iii)
the appointment of a liquidator, trustee, receiver or similar officer of such Obligor or of the whole or any part of its undertakings, assets, rights or revenues or any similar process or proceeding shall be instituted under the laws of any relevant jurisdiction; or

(i)
any Obligor ceases or threatens to cease to carry on its business except, with respect to the Borrower, in the case of a sale or a proposed sale of the Ship or, in the case of any MR Tankers Borrower, in the case of a sale or proposed sale of the MR Tanker owned by it; or

(j)
all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Obligor shall be seized, nationalized, expropriated or compulsorily acquired by or under authority of any government; or

(k)
a creditor shall attach or take possession of, or a distress, execution, sequestration or process (each an "action") shall be levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues of any Obligor in relation to a claim by such creditor and such action shall not have been lifted, vacated, released or expunged, or substitute security posted, within 10 Business Days of such action having been instituted; or

(l)	Top shall cease to be the legal and beneficial owner of all of the issued and outstanding shares of the Borrower and the MR Tankers Borrowers; or

(m)	the Ship shall be a Total Loss and insurance proceeds with respect to such Total Loss shall not be collected or received by the Security Trustee within 150 days thereafter; or

(n)
any provision of this Agreement shall cease to be valid and binding on or enforceable against any Obligor or such Obligor shall so state in writing, or any other Finance Document executed and delivered by any Obligor shall for any reason cease to be valid and binding on or enforceable against such Obligor or any such Obligor shall so state in writing; or

(o)	any Security Document shall cease for any reason (other than pursuant to the terms thereof) after the execution and delivery thereof to create in the case of:

(i)	the Mortgage, a valid first preferred mortgage under the laws of the Republic of Liberia on the Ship;

(ii)	the Ionian Wave Mortgage, a valid preferred mortgage under the laws of the Republic of Liberia on IONIAN WAVE subject and subordinated only to the Banksy Mortgage;

(iii)	the Hongbo Mortgage, a valid first preferred mortgage under the laws of the Republic of Panama on HONGBO;

(iv)
the Pledge of Earnings Account, the Earnings Assignment, the Insurance Assignment, any Charter Assignment, the Share Pledge, the Hongbo General Assignment and the Hongbo Multi-Party Agreement, a valid first-priority perfected lien on the Collateral described therein;

(v)
the Ionian Wave Earnings Assignment, the Ionian Wave Insurance Assignment and the Ionian Wave Multi-Party Agreement, a valid perfected lien on the Collateral described therein subject and subordinated only to the liens of the MR Tankers Security Trustee under the MR Tankers Finance Documents; or

(vi)
the Hongbo Share Pledge and the Ionian Wave Share Pledge, a valid second priority lien on the Collateral described therein subject and subordinated only to the liens of the MR Tankers Security Trustee under the MR Tankers Finance Documents; or

(p)
any Approved Charter shall cease to be in full force and effect (other than pursuant to the terms thereof) at any time after such Approved Charter shall have been executed and delivered by the parties thereto; or

(q)	it shall be impossible or unlawful:

(i)	for any Obligor or any other party (other than a Credit Party) to fulfill any of the covenants and obligations contained in this Agreement or any other Finance Document; or

(ii)	for any Credit Party to exercise any of the rights vested in it under this Agreement or any other Finance Documents; or

(r)	in the reasonable opinion of the Majority Lenders, a material adverse change in the financial condition of any Obligor shall occur; or

(s)	any other event occurs or circumstance shall occur that, in the reasonable opinion of the Majority Lenders, shall likely materially and adversely affect:

(i)
the ability of any Obligor or any other party (other than a Credit Party) to perform all or any of its respective obligations under or otherwise to perform its obligations under this Agreement or any other Finance Document; or

(ii)	the security created by any Collateral; or

(t)	an MR Tankers Event of Default shall occur.

14.2	Actions Following an Event of Default. If at any time an Event of Default shall have occurred and be continuing, the Agent may and, if so instructed by the Majority Lenders, shall:

(a)
serve on the Borrower a notice stating that all obligations of the Lenders to the Borrower under this Agreement are terminated at which time such obligations shall immediately terminate without any further action by any party hereto; provided that if any Event of Default described in either of Clauses 14.1(g) and 14.1(h) shall have occurred and be continuing, such obligations shall be deemed immediately terminated without notice thereof or any other action by any party hereto;

(b)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable at which time the Loan, all accrued interest and all other amounts accrued or owing by the Obligors under this Agreement and the other Finance Documents shall become immediately due and payable, and each of the Security Trustee and the Hongbo Security Trustee shall be entitled to enforce the Security Interests created by this Agreement and the other Finance Documents in any manner available to it and in such sequence as the Security Trustee or the Hongbo Security Trustee, as the case may be, may, in its absolute discretion, determine; provided that if any Event of Default described in either of Clauses 14.1(g) and 14.1(h) shall have occurred and be continuing, the Loan, all such accrued interest and all such other amounts shall become immediately due and payable and each of the Security Trustee and the Hongbo Security Trustee shall be entitled to enforce the Security Interests as provided herein, in each case without notice or demand therefor or any other action by any party hereto; and

(c)
take such other actions that, as a result of such Event of Default or any notice served pursuant to paragraph (a) or (b) above, a Credit Party shall be entitled to take under any Finance Document or any applicable law.

14.3
Multiple Notices; Action without Notice.  The Agent may serve notices pursuant to Clauses 14.2(a) and 14.2(b) simultaneously or at different times and may take any action referred to in either such Clause even if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

15	FEES AND EXPENSES

15.1
Commitment Fee.  The Borrower shall pay to the Agent for the account of each Lender a commitment fee equal to 0.50% per annum of the undrawn portion of the Commitment of such Lender from the Effective Date (in the case of any Initial Lender) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender) until the end of the Availability Period, payable in arrears on the last day of the Availability Period.

15.2
Restructuring, Renewal Other Fees.  DVB Bank America N.V. hereby acknowledges its receipt for its own account from Top on July 31, 2009 of a restructuring and renewal fee in the amount of $320,000.00.  Top shall pay to DVB Bank America N.V. for its own account such other fees as may from time to time be agreed between DVB Bank America N.V. and Top.

15.3
Costs of Negotiation, Preparation, Etc.  The Borrower shall pay to the Agent on demand the amount of all out-of-pocket expenses incurred by the Agent and each other Credit Party in connection with their review of rights under the Original Loan Agreement and the original Finance Documents, including Clause 10.3 of the Original Loan Agreement, and the negotiation, preparation, execution, registration and enforcement of this Agreement and each other Finance Document and related document and each transaction contemplated by this Agreement or any other Finance Document or related document, including the reasonable fees and disbursements of each Credit Party's legal counsel and any local counsel retained by them.

15.4
Costs of Variations, Amendments, Enforcement, Etc.  The Borrower shall pay to the Agent on demand the amount of all expenses incurred by the Credit Parties (including the legal fees and disbursements of counsel to the Credit Parties) in connection with:

(a)	each amendment or supplement to any Finance Document and each proposal for any such amendment or supplement regardless of whether or not such amendment or supplement shall become effective;

(b)
each consent or waiver by any Credit Party under or in connection with any Finance Document, and each request for any such waiver or consent regardless of whether or not such waiver or consent shall be given;

(c)	the valuation of or any other matter relating to the Collateral, the Ship, any MR Tanker or any Relevant Ship; and

(d)	each action taken by a Credit Party for the protection, exercise or enforcement of any right or Security Interest created by any Finance Document or for any similar purpose.

15.5
Documentary Taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on demand, fully indemnify any Credit Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

15.6
Fee on Sale of Ship.  The Borrower shall pay to the Agent on the date on which the sale of the Ship, any MR Tanker or any other ship owned or leased by Top or any other company in the Group, is completed by delivery of the Ship, the MR Tanker or such other ship to the buyer, a restructuring fee in the amount of $75,000, provided, however, that no such fee shall be payable if (i) such fee has previously been paid under this Clause 15.6 or (ii) any fee has been paid under Clause 20.1(b) of the MR Tankers Loan Agreement.

16	INDEMNITIES

16.1
Indemnities Regarding Borrowing and Repayment of Loan.  The Borrower shall indemnify each Lender on demand for any and all expenses, liabilities and losses incurred by such Lender as a result of or in connection with:

(a)	the Advance not being borrowed on the Expected Drawdown Date specified in the Drawdown Notice for any reason other than a default by such Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum other than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under any Finance Document on the due date (after giving credit for any default interest paid by the Borrower on the amount concerned);

(d)	the occurrence and continuance of any Event of Default or Potential Event of Default and the acceleration of repayment of the Loan or any other amounts pursuant to Clause 14; and

(e)
any tax (other than tax on its overall net income imposed by a taxing jurisdiction in which such Lender is organized, holds or books the Loan or has a principal place of business) for which such Lender is liable in any jurisdiction directly in connection with any amount paid or payable to such Credit Party under any Finance Document.

16.2	Breakage Costs. Without limiting its generality of Clause 16.1, the expenses, liabilities and losses indemnified by the Borrower pursuant to Clause 16.1 shall include those incurred by each Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan or any overdue amount (or any aggregate amount that includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of such Lender) to hedge any exposure arising under this Agreement or that part that such Lender determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses incurred by it in terminating, or otherwise in connection with, any number of transactions including those contemplated by this Agreement.

16.3
Miscellaneous Indemnities.  The Borrower shall indemnify each Credit Party for any and all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind that may be made or brought against, or incurred by, such Credit Party, in any country, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by such Credit Party or by any receiver appointed under a Finance Document; and

(b)
any other event, matter or question that occurs or arises at any time during the Security Period and that has any connection with any payment or other transaction relating to any Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by any Finance Document;

other than such claims, demands, proceedings, liabilities, taxes, losses and expenses that are shown to have been caused by the gross negligence or willful misconduct of such Credit Party's own officers or employees.

16.4
Other Indemnities.  The Borrower shall indemnify each Credit Party for any and all reasonable expenses, liabilities and losses incurred by such Credit Party as a result of or in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Finance Documents and any other document to be delivered hereunder.

16.5
Currency Indemnity.  If any amount payable by any Obligor to any Credit Party pursuant to any Finance Document or pursuant to any order or judgment relating to any Finance Document shall be converted from the currency in which the Finance Documents require such amount to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against the Borrower, whether in liquidation, bankruptcy, insolvency or otherwise; or

(b)	obtaining an order or a judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify such Credit Party on demand against any and all losses arising when the amount of the payment actually received by such Credit Party is converted at the available rate of exchange into the Contractual Currency.  In this Clause 16.5, the "available rate of exchange" means the rate at which the Credit Party concerned shall be able at the opening of business (London time) on the Business Day after it shall have received such amount concerned to purchase the Contractual Currency with the Payment Currency.  This Clause 16.5 creates a separate liability of the Borrower that is distinct from its other liabilities under the Finance Documents and that shall not be merged in any judgment or order relating to those other liabilities.

16.6	Increased Costs.

(a)	If, due to either

(i)	the introduction of or any change in or in the interpretation of any law or regulation; or

(ii)	the compliance by any Lender with any guideline or request from any central bank or other governmental authority after the date hereof (whether or not having the force of law);

there shall be

(x)	imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, any Lender;

(y)
imposed on any Lender any tax of any kind whatsoever with respect to this Agreement or the Advance made by it, or any change in the basis of taxation of payments to any Lender in respect thereof (except for taxes indemnified pursuant to Clause 17); or

(z)	imposed on any Lender any other condition relating to this Agreement or the Advance made by it;

and the result of any event referred to in paragraph (x), (y) or (z) of this Clause 16.6(a) shall be to increase the cost to such Lender of agreeing to make or making, funding or maintaining the Advance or to reduce any amount received or receivable by any Lender hereunder or under any Finance Document (whether of principal, interest or any other amount), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent) made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Clause 16.6(a), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that:

(A)	if such Lender fails to so notify the Borrower within such 60-day period, such increased cost shall commence accruing on such later date on which the Lender notifies the Borrower; and

(B)
before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Each Lender, upon determining that additional amounts needed to compensate it for such increased cost are payable by the Borrower pursuant to this Clause 16.6(a), shall give prompt written notice thereof to the Borrower and the Agent, which notice shall include a certificate submitted to the Borrower and the Agent by such Lender setting forth in reasonable detail the basis for and the calculation of such increased cost (such certificate shall be conclusive and binding for all purposes, absent manifest error), although the failure to give any such notice shall not release or diminish any Borrower's obligations to pay such increased cost pursuant to this Clause 16.6(a).

(b)
 If any Lender shall determine that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law) including any guideline contemplated by the report dated July 1988 entitled "International Convergence of Capital Management and Capital Standards" issued by the Bank Committee on Banking Regulations and Supervisory Practices, in any case in which such law, regulation, guideline or request shall have become effective or shall have been made after the date hereof, shall or would have the effect of reducing the rate of return on the capital of, or maintained by, such Lender or any person controlling such Lender as a consequence of such Lender making its ratable portion of the Advance or Commitment hereunder and other commitments of this type, by increasing the amount of capital required or expected to be maintained by such Lender or any person controlling such Lender, to a level below that which such Lender or any person controlling such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into account such Lender's or such person's policies with respect to capital adequacy), then the Borrower shall, from time to time, pay such Lender, upon demand by such Lender made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Clause 16.6(b) of such reduction in return, such additional amount as may be specified by such Lender as being sufficient to compensate such Lender for such reduction in return, to the extent that such Lender reasonably determines such reduction to be attributable to the existence of such Lender's commitment to lend hereunder; provided that if such Lender fails to so notify the Borrower within such 60 day period, such amounts shall commence accruing on such later date on which such Lender notifies the Borrower.  A certificate as to such amounts submitted to the Borrower by a Lender shall be conclusive and binding for all purposes, absent manifest error.

17	NO SET-OFF OR TAX DEDUCTION

17.1	No Deductions. All amounts due from any Obligor under any Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction that the Borrower is required by law to make.

17.2	Grossing-Up for Taxes. If any Obligor shall be required by law to make a tax deduction from any payment:

(a)	that Obligor shall notify the Agent as soon as it becomes aware of the requirement;

(b)	that Obligor shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Credit Party receives and retains (free from any liability relating to the tax deduction) a net amount that, after the tax deduction, is equal to the full amount that it would otherwise have received.

17.3
Evidence of Payment of Taxes.  Within 30 days after making any tax deduction, an Obligor shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax shall have been paid to the appropriate taxation authority.

17.4
Exclusion of Tax on Overall Net Income.  In this Clause 17, "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Credit Party's overall net income imposed by a taxing jurisdiction in which such Credit Party is organized, holds or books the Loan (as applicable) or has a principal place of business.

18	ILLEGALITY

If any Lender shall notify the Borrower that it shall have become, or shall with effect from a specified date become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation;

for such Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement, such Lender's obligation to make available its Commitment shall terminate; and thereupon or, if later, on the date specified in such Lender's notice as the date on which the notified event shall become effective, the Borrower shall prepay to such Lender that portion of the Loan payable to such Lender plus all amounts otherwise payable under Clause 7.

19	ASSIGNMENTS AND PARTICIPATIONS; CHANGES IN LENDING OFFICE

19.1	Assignment by Borrower. Except as permitted by Clause 10.2(b), no Obligor may, without the consent of the Majority Lenders:

(a)	transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganization, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

19.2	Assignments by Lenders; Participations.

(a)
Each Lender may at its own expense assign to a bank or other entity all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advance owing to it and the Notes held by it, if any), provided that:

(i)	each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement and the other Finance Documents;

(ii)
except in the case of an assignment of all of such Lender's rights and obligations under this Agreement or an assignment to a person that, immediately prior to such assignment, shall also be a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof;

(iii)
each such assignment shall be to (A) an Eligible Assignee acceptable to the Borrower, which acceptance the Borrower shall not unreasonably withhold, condition or delay, (B) another Lender or (C) an Affiliate of the assigning Lender or an Eligible Assignee;

(iv)
the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes (if any) subject to such assignment and a processing and recordation fee of $5,000 payable by the assigning Lender; and

(v)	after giving effect to each such assignment, there shall be no more than five Lenders.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Clauses 15, 16, and 17 to the extent any claim thereunder relates to an event arising prior to or in connection with such assignment) and be released from its further obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)	By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

(i)
other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

(ii)
such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement, any other Finance Document or any other instrument or document furnished pursuant hereto or thereto;

(iii)
such assignee confirms that it has received a copy of this Agreement, together with copies of all financial statements referred to or delivered in accordance with Clauses 9.9 and 10.1(f) and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(iv)
such assignee will, independently and without reliance upon the Agent, the Security Trustee, the Hongbo Security Trustee, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(v)	such assignee confirms that it is another Lender, an Affiliate of the assigning Lender or an Eligible Assignee;

(vi)
such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;

(vii)	such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and

(viii)	such assigning Lender and such assignee represent and warrant that such assignment is not in violation of any applicable law, including any securities law.

(c)
The Agent shall maintain at its address referred to in Clause 21.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advance owing to, each Lender from time to time (the "Register").  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Guarantors, the Agent, the Security Trustee, the Hongbo Security Trustee and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the Security Documents.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)
Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Appendix H, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Guarantors.

(e)
Each Lender may, at is own expense, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided that:

(i)	such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)	such Lender shall remain a Lender for all purposes of this Agreement;

(iv)
the Borrower, the Guarantors, the Agent, the Security Trustee, the Hongbo Security Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

(v)	no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Finance Document, or any consent to any departure by the Borrower therefrom.

(f)
Notwithstanding any other provision set forth in this Agreement, any Lender may, at its own expense, at any time create a security interest in all or any portion of its rights under this Agreement (including the Advance owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

19.3
Rights of Assignee.  In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of a Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

19.4	Subrogation Assignment. A Lender may assign, in any manner and on terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

19.5
Disclosure of Information.  Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to Clause 19.2, disclose to any assignee or participant, or any proposed assignee or participant, any information relating to the Obligors furnished to such Lender by or on behalf of the Obligors or received in relation to the Obligors or their affairs under or in connection with any Finance Document.

19.6	Change of Lending Office. Subject to Clause 16.6, a Lender may change its Lending Office by notice to the Borrower and such change shall become effective on the later of:

(a)	the date on which such notice shall become effective; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect;

provided that such change in Lending Office shall not result at the time of such change in an increase the Borrower's cost under this Agreement.

20	VARIATIONS, WAIVERS, ETC.

20.1	Variations, Waivers, Etc.

(a)
A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or a Credit Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the relevant Obligors and the relevant Credit Parties.

(b)
Except as otherwise provided in this Agreement, this Agreement or any term hereof may be amended, modified, waived, discharged or terminated only by an instrument in writing, signed by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all the Lenders or by the Agent acting with the consent of all the Lenders (so long as this Agreement remains in effect):

(i)	increase the Commitment of any Lender, or increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Advance;

(ii)	extend the date fixed for the payment of principal or interest on the Loan;

(iii)	reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder;

(iv)	alter the terms of this Clause 20;

(v)	waive any of the conditions precedent set forth in Clause 8 or any of the requirements of Schedule 5;

(vi)	release any Collateral, except as contemplated by this Agreement or any other Finance Document; or

(vii)	change the definition of the term "Majority Lenders";

provided further that any amendment of Clause 24 shall require the written consent of the Agent and the Security Trustee.

20.2
Exclusion of Other or Implied Variations.  Except as expressly provided in any document that satisfies the requirements of Clause 20.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of a Credit Party (or any person acting on its behalf) shall result in such Credit Party (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	any provision of this Agreement or any other Finance Document; or

(b)	any Event of Default or Potential Event of Default; or

(c)	any breach by an Obligor of an obligation under any Finance Document or applicable law; or

(d)	any right or remedy conferred by any Finance Document or applicable law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.  Without limiting the forgoing, no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

21	NOTICES

21.1
General.  Unless otherwise specifically provided, each notice given pursuant to or in connection with this Agreement or any other Finance Document shall be given by registered or certified mail, by FedEx, DHL or similar courier, by facsimile or by hand.

21.2	Addresses for Notices, Etc. Each such notice shall be sent:

(a)	if to the Borrower, to:	Japan II Shipping Company Limited c/o Central Mare Inc. Vas. Sofias 1 & Meg. Alexandrou Maroussi -- Athens 151 24, GREECE Facsimile: +30-210-802-0364;

(b)	if to Top, to:	Top Ships Inc. Vas. Sofias 1 & Meg. Alexandrou Maroussi -- Athens 151 24, GREECE Facsimile: +30-210-614-1273;

(c)	if to Banksy Shipping, to:	Banksy Shipping Company Limited c/o Central Mare Inc. Vas. Sofias 1 & Meg. Alexandrou Maroussi -- Athens 151 24, GREECE Facsimile: +30-210-802-0364;

(d)	if to Hongbo Shipping, to:	Hongbo Shipping Company Limited c/o Central Mare Inc. Vas. Sofias 1 & Meg. Alexandrou Maroussi -- Athens 151 24, GREECE Facsimile: +30-210-802-0364;

(e)	if to the Agent, the Security Trustee or the Hongbo Security Trustee, to:	DVB Bank America N.V. Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Curaçao, NETHERLANDS ANTILLES Attention: Natascha Bloem Facsimile: +599-9-465-2366;

with a copy to:	DVB Bank SE Representative Office -- Greece 95 Akti Miaouli 185 35 Piraeus, GREECE Attention: Product Tankers Group Facsimile: +30-210-455-7420;

(d)	if the Swap Bank, to:	DVB Bank SE Friedrich-Ebert-Anlage 2-14 D-50325 Frankfurt am Main GERMANY;

with a copy to:	DVB Bank SE Representative Office -- Greece 95 Akti Miaouli 185 35 Piraeus, GREECE Attention: Product Tankers Group Facsimile: +30-210-455-7420;

(e)	if to any
Initial Lender, to:	the address or facsimile number for such Lender listed on Schedule 1 hereto; and

(f)	if to any other Lender, to:	the address or facsimile number listed for notices to such Lender on the Assignment and Acceptance pursuant to which it shall have become a Lender;

or to such other address or facsimile number as such party may notify for itself to the others.

21.3	Effective Date of Notices. Subject to Clauses 21.4 and 21.5:

(a)	a notice that is sent by post shall be deemed served and given, and shall take effect, ten days after the date of delivery to the post;

(b)	a notice that is sent by FedEx, DHL or similar courier shall be deemed served and given, and shall take effect, two days after the date of delivery to such courier;

(c)	a notice that is sent by facsimile shall be deemed served and given, and shall take effect, two hours after its successful transmission is completed; and

(d)	a notice that is delivered by hand shall deemed served and given, and shall take effect, at the time that it is delivered.

21.4	Service Outside Business Hours. However, if under Clause 21.3 a notice would be deemed to be served:

(a)	on a day that is not a Business Day in the place of receipt; or

(b)	on such a Business Day, but after 5:00 p.m. local time on such Business Day;

the notice shall (subject to Clause 21.5) be deemed to be served, and shall take effect, at 9:00 a.m. on the next day that is a Business Day.

21.5
Illegible Notices.  Clauses 21.3 and 21.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form that is illegible in any material respect.

21.6	English Language. All notices given pursuant to or in connection with this Agreement or any other Finance Document shall be in the English language.

21.7	Meaning of "notice". In this Clause 21, "notice" includes any demand, consent, authorization, approval, instruction, waiver or other communication.

22	SUBORDINATION

22.1	[intentionally omitted]

22.2	[intentionally omitted]

22.3	[intentionally omitted]

22.4	Subordination. Subject to Clause 22.5, during the Security Period, no Obligor shall:

(a)
claim by way of any legal or administrative action any amount that may be due to it from any other Obligor whether in respect of a payment made, or matter arising out of, this Agreement or any other Finance Document, or any matter unconnected with this Agreement or any other Finance Document; or

(b)	take or enforce any form of security from any other Obligor for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Obligor; or

(c)	set off any such amount against any sum due from it to any other Obligor; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Obligor; or

(e)	exercise or assert any combination of the foregoing.

22.5
Obligors' Required Action.  If during the Security Period, the Agent, by notice to any Obligor, requires such Obligor to take any action referred to in paragraphs (a) through (e) of Clause 22.4 in relation to any other Obligor, such Obligor shall take that action as soon as practicable after receiving the Agent's notice.

23	SUPPLEMENTAL

23.1	Rights Cumulative, Non-Exclusive. The rights and remedies granted to the Credit Parties pursuant to the Finance Documents:

(a)	are cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by applicable law.

23.2
Severability of Provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

23.3
Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

23.4
Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein except as provided in Clause 19.1.

24	THE AGENT AND THE SECURITY TRUSTEE

24.1	Appointment and Granting.

(a)
Each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any of the other Finance Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Finance Documents, together with such other powers as are reasonably incidental thereto.

(b)	The Security Trustee.

(i)
Each of the Lenders and the Agent hereby irrevocably appoints and authorizes the DVB Bank America N.V. to act as security trustee (together with its successors and permitted assigns, the "Security Trustee") hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(ii)
To secure the payment of all sums of money from time to time owing to the Lenders under this Agreement, the Notes and the other Finance Documents in the maximum principal amount of $48,000,000 plus accrued interest thereon and all other amounts owing to the Lenders, the Agent and the Security Trustee pursuant to this Agreement, the Notes and the other Finance Documents, and the performance of the covenants of the Borrower and the other Obligor herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it shall hold as such trustee in trust for the benefit of the Lenders and the Agent, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgage and the Ionian Wave Mortgage and its right, title and interest as assignee and secured party under the other Finance Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the lien of the indenture created hereby and by the Finance Documents by any amendment hereto or thereto are herein collectively called the "Estate") TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders and the Agent and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the Borrower and the MR Tankers Borrowers shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ship and the MR Tankers, respectively.  IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each of the Borrower and the MR Tankers Borrowers, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Lenders and the Agent as hereinafter set forth.

(iii)
The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

24.2
Scope of Duties.  Neither the Agent nor the Security Trustee (which terms as used in this sentence and in Clause 24.5 shall include reference to their respective affiliates and their own respective and their respective affiliates' officers, directors, employees, agents and attorneys-in-fact): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Finance Documents, and shall not by reason of this Agreement or any of the other Finance Documents be (except, with respect to the Security Trustee, as specifically stated to the contrary in this Agreement) a trustee for a Lender; (b) shall be responsible to any Credit Party for any recitals, statements, representations or warranties contained in this Agreement or in any of the Finance Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the other Finance Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Finance Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower, any Guarantor or any other person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any property covered by any lien under any of the Finance Documents or for the creation, perfection or priority of any such lien; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Finance Documents unless expressly instructed to do so in writing by the Majority Lenders; or (d) shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the Finance Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  Each of the Agent and the Security Trustee may employ agents and attorneys-in-fact and neither the Agent nor the Security Trustee shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Each of the Agent and the Security Trustee may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with and accepted by the Agent in accordance herewith.

24.3
Reliance.  Each of the Agent and the Security Trustee shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telefacsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or the Security Trustee, as the case may be.  As to any matters not expressly provided for by this Agreement or any of the other Finance Documents, each of the Agent and the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

24.4
Knowledge.  Neither the Agent nor the Security Trustee shall be deemed to have knowledge or notice of the occurrence of a Potential Event of Default or an Event of Default (other than, in the case of the Agent, the non-payment of principal of or interest on the Loan or the Advance) unless it shall have received notice from a Lender or an Obligor specifying such Potential Event of Default or Event of Default and stating that such notice is a "Notice of Default."  If the Agent receives such a notice of the occurrence of such Potential Event of Default or Event of Default, the Agent shall give prompt notice thereof to the Security Trustee and the Lenders (and shall give each of the Security Trustee and the Lenders prompt notice of each such non-payment).  Subject to Clause 24.8, the Agent and the Security Trustee shall take such action with respect to such Potential Event of Default or Event of Default or other event as shall be directed by the Majority Lenders, except that, unless and until the Agent and the Security Trustee shall have received such directions, each of the Agent and the Security Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default or other event as it shall deem advisable in the best interest of the Lenders.

24.5
Agent and Security Trustee as Lenders.  Each of the Agent and the Security Trustee (and any successor acting as Agent or Security Trustee, as the case may be) in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent or the Security Trustee, as the case may be, and the term "Lender" and "Lenders" shall, unless the context otherwise indicates, include each of the Agent and the Security Trustee in its individual capacity.  Each of the Agent and the Security Trustee (and any successor acting as Agent or Security Trustee, as the case may be) and their respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors and any of their respective subsidiaries or affiliates as if it were not acting as the Agent or the Security Trustee, as the case may be, and each of the Agent and the Security Trustee and their respective affiliates may accept fees and other consideration from the Borrower and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

24.6
Indemnification of the Agent and the Security Trustee.  The Lenders agree to indemnify each of the Agent and the Security Trustee (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of any Obligor under said other provisions), ratably in accordance with the aggregate principal amount of each Lender's participation in the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent or the Security Trustee in any way relating to or arising out of this Agreement or any other Finance Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Borrower is to pay hereunder, but excluding, unless an Event of Default shall have occurred and be continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

24.7
Reliance on Agent or Security Trustee.  Each of the Lenders agrees that it has, independently and without reliance on the Agent, the Security Trustee or any other Credit Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Security Trustee or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Finance Documents.  None of the Agent or the Security Trustee shall be required to keep itself informed as to the performance or observance by any of the Obligors of its obligations under this Agreement or any other Finance Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent or the Security Trustee hereunder, neither the Agent nor the Security Trustee shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Guarantor or any of their respective parents, subsidiaries or Affiliates that may come into the possession of the Agent, the Security Trustee or any of their respective Affiliates.

24.8
Actions by Agent and Security Trustee.  Except for action expressly required of the Agent or the Security Trustee hereunder and under the other Finance Documents, each of the Agent and the Security Trustee shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Clause 24.6 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

24.9
Resignation and Removal.  Subject to the appointment and acceptance of a successor Agent or Security Trustee (as the case may be) as provided below, each of the Agent and the Security Trustee may resign at any time by giving notice thereof to the Lenders and the Obligors, and the Agent or the Security Trustee may be removed at any time with or without cause by the Majority Lenders.  Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent or Security Trustee, as the case may be, which shall be a Lender, or a Lender with an Affiliate, that has an office in New York, New York.  If no successor Agent or Security Trustee, as the case may be, shall have been so appointed by the Lenders or, if appointed, shall not have accepted such appointment within 30 days after the retiring Agent's or Security Trustee's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring Agent or Security Trustee, as the case may be, then the retiring Agent or Security Trustee, as the case may be, may, on behalf of the Lenders, appoint a successor Agent or Security Trustee, as the case may be, which shall be a Lender, or a Lender with an Affiliate, that has an office in New York, New York.  Upon the acceptance of any appointment as Agent or Security Trustee hereunder by a successor Agent or Security Trustee, such successor Agent or Security Trustee, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Security Trustee, as the case may be, and the retiring Agent or Security Trustee shall be discharged from its duties and obligations hereunder.  After any retiring Agent's or Security Trustee's resignation or removal hereunder as Agent or Security Trustee, as the case may be, the provisions of this Clause 24 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or the Security Trustee, as the case may be.

24.10
Release of Collateral.  Without the prior written consent of all of the Lenders, neither the Agent nor the Security Trustee shall consent to any modification, supplement or waiver under any Finance Document or release any Collateral or otherwise terminate any lien under any Finance Document, except that no such consent shall be required, and each of the Agent and the Security Trustee shall be authorized, to release any lien covering property that is the subject of a disposition of property permitted hereunder or to which the Lenders have consented.

25	LAW AND JURISDICTION

25.1	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

25.2	Consent to Jurisdiction.

(a)
Each of parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action, suit or proceeding arising out of or relating to this Agreement or any other Finance Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
Nothing in this Clause 25.2 shall affect the right of any Credit Party to bring any action or proceeding against an Obligor or its property in the courts of any other jurisdiction where such action or proceeding may be heard.

(c)
Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, suit or proceeding arising out of or relating to this Agreement or any other Finance Document in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to themselves or their property.

(d)
Each Obligor irrevocably appoints Seward & Kissel LLP, with an office at One Battery Park Plaza, New York, New York 10004 U.S.A., as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding.  If the appointment of Seward & Kissel LLP as agent pursuant to the preceding sentence shall cease to be effective as to any Obligor or Seward & Kissel LLP shall at any time cease to have an office in New York County, each of the Obligors shall immediately appoint another person having an office in New York County and otherwise acceptable to the Agent to accept service on its behalf.  If Seward & Kissel LLP shall at any time change its name or shall move its office in the County of New York from One Battery Park Plaza, New York, New York 10004 U.S.A., each Obligor shall promptly notify the each of the Lenders and the Agent of such new name or address, as the case may be.  Each Obligor hereby consents to service of process in connection with the subject matter specified in the first sentence of Clause 25.2(a) by registered or certified mail, FedEx, DHL or similar courier at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding only; provided, that nothing in this Clause 25.2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

25.3
Rights unaffected.  Nothing in this Clause 25 shall exclude or limit any right a Credit Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

25.4	Meaning of "proceedings". In this Clause 25, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

26	PATRIOT ACT

The Agent hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act and the Agent's policies and practices, the Agent and each of the Lenders is required to obtain, verify and record certain information and documentation that identifies each of the Obligors, which information includes the name and address of each of the Obligors and such other information that will allow the Agent and each of the Lenders to identify each of the Obligors in accordance with the PATRIOT Act.

27	WAIVER OF JURY TRIAL

THE OBLIGORS AND THE CREDIT PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28	AMENDMENT

28.1
Amendments to Finance Documents.  With effect on and from the Amendment Effective Date, this Agreement and each of the other Finance Documents shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated or supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

28.2
Finance Documents to Remain in Full Force and Effect.  Except as expressly amended hereby, all terms and conditions of each of the Finance Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

JAPAN II SHIPPING COMPANY LIMITED,
as Borrower

By: /s/ Alexandros Tsirikos
Name: Alexandros Tsirikos
Title: Attorney-in-fact

TOP SHIPS INC.,
as Guarantor

By: /s/ Alexandros Tsirikos
Name: Alexandros Tsirikos
Title: Attorney-in-fact

BANKSY SHIPPING COMPANY LIMITED,
as Guarantor

By: /s/ Alexandros Tsirikos
Name: Alexandros Tsirikos
Title: Attorney-in-fact

HONGBO SHIPPING COMPANY LIMITED,
as Guarantor

By: /s/ Alexandros Tsirikos
Name: Alexandros Tsirikos
Title: Attorney-in-fact

DVB BANK SE,
as Swap Bank

By:  /s/ Svein E. Christoffersen
Name: Svein E. Christoffersen
Title: Attorney-in-fact

DVB BANK AMERICA N.V.,
as Agent and Security Trustee

By:  /s/ Svein E. Christoffersen
Name: Svein E. Christoffersen
Title: Attorney-in-fact

DVB BANK AMERICA N.V.,
as Hongbo Security Trustee

By:  /s/ Svein E. Christoffersen
Name: Svein E. Christoffersen
Title: Attorney-in-fact

LENDER:
DVB BANK AMERICA N.V.,
as Lender

By:  /s/ Svein E. Christoffersen
Name: Svein E. Christoffersen
Title: Attorney-in-fact

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender                                                                                               Commitment

DVB BANK AMERICA N.V.                                                                                               $48,000,000

Lending Office:	DVB Bank America N.V.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Curaçao, NETHERLANDS ANTILLES

Address for Notices:	DVB Bank America N.V.
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Curaçao, NETHERLANDS ANTILLES
Attention: Natascha Bloem
Facsimile: +599-9-465-2366;

with a copy to:

DVB Bank SE
Representative Office -- Greece
95 Akti Miaouli
185 35 Piraeus, GREECE
Attention:  Product Tankers Group
Facsimile:  +30-210-455-7420

SCHEDULE 2

IRREVOCABLE DRAWDOWN NOTICE

To:	DVB Bank America N.V., as Agent
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Curaçao, Netherlands Antilles
Attention: Natascha Bloem
Facsimile: +599-9-465-2366

cc:	DVB Bank SE
Representative Office -- Greece
95 Akti Miaouli
185 35 Piraeus, GREECE
Attention: Product Tankers Group
Facsimile: +30-210455-7420	Date: ________, 2008

We refer to the Loan Agreement dated as of April 24, 2008 (as such may be amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the "Loan Agreement") among ourselves, as Borrower, and the other parties named therein in connection with a loan facility of up to $48,000,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

We request to borrow Advance as follows

Total Amount: $_______________.

Expected Drawdown Date: ___________, 2008.

Duration of the first Interest Period shall be __ months.

Payment instructions:

[_____________________]

[_____________________]

[_____________________]

We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would be true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

This notice cannot be revoked without your prior consent.

We authorize you to deduct any balance of the accumulated commitment fee and any other fees payable by us under the Loan Agreement and the other Finance Documents on the Expected Drawdown Date from the amount of the Advance requested herein.

JAPAN II SHIPPING COMPANY LIMITED,
as Borrower

By:	___________________________
Name:
Title:

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 8.1(a):

1.
An original of each Finance Document (other than those Finance Documents to be delivered in connection with the Ship pursuant to paragraph 2 of Part B hereof) and each document required to be delivered by each such Finance Document, each duly executed by each party thereto;

2.
Copies of the constitutional documents, and each amendment thereto, of each Obligor, certified as of a date reasonably near the date of the relevant Drawdown Notice by the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

3.
Copies of certificates dated as of a date reasonably near the date of the Drawdown Notice, certifying that each Obligor is duly incorporated and in good standing under the laws of such party's jurisdiction of incorporation;

4.	Copies of resolutions of the directors (or equivalent governing body) (and where required, the shareholders or equivalent equity holders) of:

(a)
each Obligor authorizing the execution of each of the Finance Documents to which such Obligor is or is to be a party (and additionally, in the case of the Borrower, the Memorandum of Agreement) and authorizing named officers or attorneys-in-fact to execute such documents and, in the case of the Borrower, to give the Drawdown Notice and other notices required by the Finance Documents; and

(b)
the seller under the Memorandum of Agreement authorizing the execution of the Memorandum of Agreement and authorizing named officers or attorneys-in-fact to execute such documents and to give any notices required thereunder, in each case certified as of a date reasonably near the date of the Drawdown Notice by the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

5.	The original or a certified copy of any power of attorney under which any Finance Document is to be executed on behalf of an Obligor;

6.
Copies of all consents that any of the Obligors requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Agreement and the Finance Documents, each certified as of a date reasonably near the date of the relevant Drawdown Notice by the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or certification by such president or secretary (or equivalent officer) that no such consents are required;

7.
A copy of the Memorandum of Agreement, to be in form and substance acceptable to the Majority Lenders and certified as of a date reasonably near the date of the relevant Drawdown Notice by the president or the secretary (or equivalent officer) of the Borrower as being a true and correct copy thereof and further certifying;

(a)	such document remains valid and in full force and effect as of the anticipated delivery date of the Ship;

(b)	the seller in respect of the Memorandum of Agreement is not in default under the terms of such document; and

(c)	there is no pending dispute or arbitration proceeding arising out of or in connection with any such document; and

8.	Documentary evidence that Seward & Kissel LLP has accepted its appointment as agent for service of process in respect of each Obligor.

9.
All know-your-customer information and information under applicable anti-money laundering rules and regulations, in each case as requested by any Lender in connection with its internal compliance regulations, under the PATRIOT Act, applicable EU regulations or otherwise.

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

PART B

The following are the documents referred to in Clause 8.1(b):

1.
A certificate of each Obligor, signed on behalf of each such party by the president or the secretary (or equivalent officer) of such party, dated as of the Expected Drawdown Date (the statements made in such certificate shall be true on and as of the Expected Drawdown Date), certifying as to:

(a)	the absence of any amendments to the constitutive documents of such party since the date of the certificate referred to in paragraph 2 of Part A above;

(b)	the absence of any proceeding for the dissolution or liquidation of such party;

(c)	the veracity in all material respects of the representations and warranties contained in this Agreement and the other Finance Documents as though made on and as of the Expected Drawdown Date;

(d)
the absence of any material misstatement of fact in any information provided by the Obligors to the Agent, the Security Trustee or any Lender and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(e)	the absence of any event occurring and continuing, or that would result from the making of the Advance, that constitutes or would constitute a Potential Event of Default or an Event of Default;

2.
A duly executed original of the Mortgage, Insurance Assignment, Earnings Assignment, Charter Assignment and Manager's Undertakings (and of each document required to be delivered thereby), duly executed by each party thereto, and documentary evidence that the Security Interest created by such Finance Documents have been duly perfected;

3.           Documentary evidence that:

(a)
the Ship has been unconditionally delivered by the seller to, and unconditionally accepted by, the Borrower in accordance with all of the terms and conditions of the Memorandum of Agreement, free and clear of all liens and encumbrances, together with a copy, certified as of the relevant Expected Drawdown Date by the president or the secretary (or equivalent officer) of the Borrower as being a true and correct copy of the original, of:

(i)	the Protocol of Delivery and Acceptance for the Ship, duly executed by the seller and the Borrower;

(ii)	the Bill of Sale delivered by the seller to the Borrower;

(iii)	the commercial invoice issued by the seller to the Borrower;

(iv)	the corporate authorities of the seller permitting such seller to sell the Ship to the Borrower under the terms of the Memorandum of Agreement; and

(v)	each charter in effect with respect to the Ship;

(b)
there is no pending dispute or arbitration proceedings arising out of or in connection with the Memorandum of Agreement, which may be established by a certificate dated as of the relevant Expected Drawdown Date by the president, the secretary or an equivalent officer of the Borrower;

(c)
the Ship is registered in the name of the Borrower under Liberian registry, free of all recorded liens and encumbrances, save as contemplated by the Finance Documents (which shall be established by a Certificate of Ownership and Encumbrance issued by the appropriate Liberian authorities stating that the Ship is owned by the Borrower and that there are on record no other mortgages, liens or other encumbrances on the Ship except the Mortgage);

(d)
the Mortgage has been preliminarily registered against the Ship as a valid first preferred ship mortgage in accordance with the laws of Liberia and the Security Interest created by the Mortgage shall have been duly perfected;

(e)
the Ship is classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed), which shall be established by a Confirmation of Class Certificate issued by the Classification Society of the Ship and dated a date reasonably near the relevant Expected Drawdown Date; a "Class Statement" or similar instrument shall not be acceptable for purposes of this clause;

(f)	the Ship:

(i)	is insured in compliance with the terms of the Mortgage, including mortgagee's interest and loss of hire insurance;

(ii)	is or will be managed by the Approved Manager and the relevant Approved Technical Submanager in accordance with management agreements acceptable to the Agent; and

(iii)	has been inspected and found to be in a satisfactory condition by an inspector appointed by the Agent at the cost of the Borrower; and

(g)
if chartered to an Approved Charterer, the Ship has been unconditionally delivered by the Borrower to, and unconditionally accepted by, such Approved Charterer in accordance with all of the terms and conditions of the relevant Approved Charter, together with a copy, certified as of the Expected Drawdown Date by the president or the secretary (or equivalent officer) of the Borrower as being a true and correct copy of the original, of the Protocol of Delivery and Acceptance for the Ship, duly executed by the Borrower and such Approved Charterer;

4.
A certificate by the president or the secretary (or equivalent officer) of the Borrower, or a certificate of the Approved Manager, identifying and giving the address and other communication details of the ISM Responsible Person(s) for the Ship;

5.
Copies of the Document of Compliance and Safety Management Certificate referred to in paragraph (a) of the definition of the ISM Code Documentation for the Ship, certified as true and in effect by the president or the secretary (or equivalent officer) of the Borrower or the Approved Manager, provided that the Borrower may deliver to the Agent on or before the Expected Drawdown Date an undertaking, in form and substance satisfactory to the Agent, to deliver a copy of the Safety Management Certificate to the Agent within ten Business Days after the relevant Expected Drawdown Date;

6.
Copies of such other ISM Code Documentation as the Agent may have requested by written notice to the Borrower not later than two days before the relevant Expected Drawdown Date, certified as true and complete in all material respects by the Borrower or the relevant Approved Manager;

7.           Certification by the Borrower that:

(i)
the Ship has and will maintain for the duration of the Security Period a valid International Ship Security Certificate (and either a true copy of such International Ship Security Certificate shall be attached to such Borrower's certification or the Borrower shall undertake to deliver a certified copy of such certificate as soon as it becomes available);

(ii)
the security system of the Ship and associated security equipment complies with, and at all times during the Security Period will comply with, the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code; and

(iii)	an approved ship security plan is in place and will be maintained at all times during the Security Period.

8.
A favorable opinion of Watson, Farley & Williams (New York) LLP, New York, Marshall Islands and Liberian counsel for the Credit Parties, in form, scope and substance satisfactory to the Credit Parties;

9.	A favorable opinion of Seward & Kissel LLP, New York, Marshall Islands and Liberian counsel for the Obligors, in form, scope and substance satisfactory to the Credit Parties; and

10.	Documentary evidence that it has funds adequate to cover the acquisition cost of the Ship five Business Days prior to the Ship's expected delivery date.

SCHEDULE 4

LEGAL NAME, TYPE OF ORGANIZATION, LOCATION, ETC.

Legal Name	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Chief Executive Office or Only Place of Business	Place Where Books and Records are Maintained	Location

Japan II Shipping Company Limited	corporation	Republic of Liberia	None	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Washington, D.C., U.S.A.
Banksy Shipping Company Limited	corporation	Republic of Liberia	None	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Washington, D.C., U.S.A.
Hongbo Shipping Company Limited	corporation	Republic of Liberia	None	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Vas. Sofias 1 & Meg. Alexandrou, Maroussi, Athens, Greece	Washington, D.C., U.S.A.

SCHEDULE 5

AMENDMENT EFFECTIVE DATE DOCUMENTS

The following are the documents referred to in Clause 8.2(a):

1.
Originals of each Finance Document (other than those Finance Documents previously delivered pursuant to Clause 8.1(a) or 8.1(b)) and each document required to be delivered pursuant to each such Finance Document, each duly executed and delivered by each party thereto and documentary evidence that the Security Interests created by such Finance Documents have been duly perfected (other than the Hongbo Share Pledge and the Ionian Wave Share Pledge), that the Security Interests created by the Finance Documents (other than the Hongbo Share Pledge and the Ionian Wave Security Documents) have first priority, and that the Security Interests created by the Hongbo Share Pledge and the Ionian Wave Security Documents have second priority subject and subordinated only to the liens of the MR Tankers Security Trustee pursuant to the Ionian Wave Security Agreement;

2.
Copies of the constitutional documents, and each amendment thereto, of each Obligor, certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of such Obligor as being true and correct copies thereof;

3.
Copies of certificates dated as of a date reasonably near the Amendment Effective Date, certifying that each Obligor is duly incorporated and in good standing under the laws of such Obligor's jurisdiction of incorporation;

4.
Copies of resolutions of the directors (or equivalent governing body) (and where required, the shareholders or equivalent equity holders) of each Obligor authorizing the execution and delivery of each of the Finance Documents to which such Obligor is or is to be a party (other than those Finance Documents previously delivered pursuant to Clause 8.1(a) or 8.1(b)) and authorizing named officers or attorneys-in-fact to execute and deliver such Finance Documents on behalf of such Obligor, in each case certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of such Obligor as being true and correct copies thereof;

5.
The original or a copy of each power of attorney, if any, pursuant to which each Finance Document (other than those Finance Documents previously delivered pursuant to Clause 8.1(a) or 8.1(b)) is to be executed and delivered on behalf of each Obligor, certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of such Obligor as being an original or a true and correct copy thereof;

6.
A certificate of each Obligor, signed on behalf of each such Obligor by the president or the secretary (or equivalent officer) of such Obligor, dated as of the Amendment Effective Date (the statements made in such certificate shall be true on and as of the Amendment Effective Date), certifying as to:

(a)	the absence of any proceeding for the dissolution or liquidation of such Obligor;

(b)	the veracity in all material respects of the representations and warranties contained in this Agreement and the other Finance Documents as though made on and as of the Amendment Effective Date;

(c)
the absence of any material misstatement of fact in any information provided by such Obligor to the Agent, the Security Trustee, the Hongbo Security Trustee or any Lender and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(d)	the absence of any event occurring and continuing, or that would result from the making of the Advance, that constitutes or would constitute a Potential Event of Default or an Event of Default;

7.
Copies of all consents necessary for any Obligor to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Agreement and the Finance Documents, each certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of such party as being true and correct copies thereof, or certification by such president or secretary (or equivalent officer) that no such consents are required;

8.	Documentary evidence satisfactory to the Agent and its lawyers that:

(a)
the Ship is registered in the name of the Borrower with the Liberian registry free of all recorded liens and encumbrances other than those created by the Mortgage, as amended by Amendment No. 1, and the MR Tankers Second Mortgage (which shall be established by a Certificate of Ownership and Encumbrance issued by the appropriate Liberian authorities stating that the Ship is owned by the Borrower and that there are on record no mortgages, liens or other encumbrances on the Ship except the Mortgage, Mortgage Amendment No. 1 and the MR Tankers Second Mortgage);

(b)
Mortgage Amendment No. 1 has been recorded as a valid amendment to the Mortgage in accordance with the laws of the Republic of Liberia, and the Security Interest created by the Mortgage shall have been duly perfected;

(c)
the Ship is classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed), which shall be established by a Confirmation of Class Certificate issued by the Classification Society of the Ship and dated a date reasonably near the Amendment Effective Date; a "Class Statement" or similar instrument shall not be acceptable for purposes of this clause; and

(d)	the Ship:

(i)	is insured in compliance with the terms of the Mortgage including terms relating to mortgagee's interest and loss of hire insurance;

(ii)	is or will be managed by an Approved Manager and an Approved Technical Submanager in accordance with management agreements acceptable to the Agent;

(iii)
upon completion of a scheduled special survey on or about the Amendment Effective Date, has been inspected and found to be in a satisfactory condition by an inspector appointed by the Agent at the cost of the Borrower; and

(iv)
is chartered to an Approved Charterer, together with copies, certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of the Borrower as being true and correct copies of the originals, of all charters with respect to the Ship;

9.
A certificate by the president or the secretary (or equivalent officer) of the Borrower, or a certificate of the Approved Manager, identifying and giving the address and other communication details of the ISM Responsible Person(s) for the Ship;

10.
Copies of the Document of Compliance and Safety Management Certificate referred to in paragraph (a) of the definition of the ISM Code Documentation for the Ship, certified as true and in effect by the president or the secretary (or equivalent officer) of the Borrower or the Approved Manager, provided that the Borrower may deliver to the Agent on or before the Amendment Effective Date an undertaking, in form and substance satisfactory to the Agent, to deliver a copy of the Safety Management Certificate to the Agent within ten Business Days after the Amendment Effective Date;

11.
Copies of such other ISM Code Documentation as the Agent may have requested by written notice to the Borrower not later than two days before the Amendment Effective Date, certified as true and complete in all material respects by the Borrower or the Approved Manager of the Ship;

12.	Certification by the Borrower that:

(a)
the Ship has and will maintain for the duration of the Security Period a valid International Ship Security Certificate (and either a true copy of such International Ship Security Certificate shall be attached to the Borrower's certification or the Borrower shall undertake to deliver a certified copy of such certificate as soon as it becomes available);

(b)
the security system of the Ship and associated security equipment complies with, and at all times during the Security Period will comply with, the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code; and

(c)	an approved ship security plan is in place with respect to the Ship and will be maintained at all times during the Security Period;

13.
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorization and execution by any party to the Manager's Undertaking with respect to the Ship and of any and all consents and other documents executed and delivered by any party with respect to the Ship;

14.	Documentary evidence satisfactory to the Agent and its lawyers that:

(a)
IONIAN WAVE is registered in the name of Banksy Shipping with the Liberian registry free of all recorded liens and encumbrances other than those created by the Banksy Mortgage and the Ionian Wave Mortgage (which shall be established by a Certificate of Ownership and Encumbrance issued by the appropriate Liberian authorities stating that IONIAN WAVE is owned by Banksy Shipping and that there are on record no other mortgages, liens or encumbrances on IONIAN WAVE except the Banksy Mortgage and the Ionian Wave Mortgage);

(b)
the Ionian Wave Mortgage has been recorded as a valid second preferred ship mortgage on IONIAN WAVE in accordance with the laws of the Republic of Liberia, and the Security Interest created by the Ionian Wave Mortgage shall have been duly perfected;

(c)
IONIAN WAVE is classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed), which shall be established by a Confirmation of Class Certificate issued by the Classification Society of IONIAN WAVE and dated a date reasonably near the Amendment Effective Date; a "Class Statement" or similar instrument shall not be acceptable for purposes of this clause; and

(d)	IONIAN WAVE:

(i)	is insured in compliance with the terms of the Ionian Wave Mortgage, including terms relating to mortgagee's interest and loss of hire insurance;

(ii)	is or will be managed by an Approved Manager and an Approved Technical Submanager in accordance with management agreements acceptable to the Agent; and

(iii)
is chartered to an Approved Charterer, together with copies, certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of Banksy Shipping as being true and correct copies of the original, of all charters with respect to IONIAN WAVE;

15.
A certificate by the president or the secretary (or equivalent officer) of Banksy Shipping, or a certificate of the Approved Manager, identifying and giving the address and other communication details of the ISM Responsible Person(s) for IONIAN WAVE;

16.
Copies of the Document of Compliance and Safety Management Certificate referred to in paragraph (a) of the definition of the ISM Code Documentation for IONIAN WAVE, certified as true and in effect by the president or the secretary (or equivalent officer) of Banksy Shipping or the Approved Manager, provided that Banksy Shipping may deliver to the Agent on or before the Amendment Effective Date an undertaking, in form and substance satisfactory to the Agent, to deliver a copy of the Safety Management Certificate to the Agent within ten Business Days after the Amendment Effective Date;

17.
Copies of such other ISM Code Documentation as the Agent may have requested by written notice to Banksy Shipping not later than two days before the Amendment Effective Date, certified as true and complete in all material respects by Banksy Shipping or the Approved Manager of IONIAN WAVE;

18.	Certification by Banksy Shipping that:

(a)
IONIAN WAVE has and will maintain for the duration of the Security Period a valid International Ship Security Certificate (and either a true copy of such International Ship Security Certificate shall be attached to Banksy Shipping's certification or Banksy Shipping shall undertake to deliver a certified copy of such certificate as soon as it becomes available);

(b)
the security system of IONIAN WAVE and associated security equipment complies with, and at all times during the Security Period will comply with, the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code; and

(c)	an approved ship security plan is in place with respect to IONIAN WAVE and will be maintained at all times during the Security Period;

19.
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorization and execution by any party to the Manager's Undertaking or Multi-Party Agreement with respect to IONIAN WAVE and of any and all consents and other documents executed and delivered by any party with respect to IONIAN WAVE;

20.	Documentary evidence satisfactory to the Agent and its lawyers that:

(a)
HONGBO is registered in the name of Hongbo Shipping under Panamanian registry free of all recorded liens and encumbrances other than the Hongbo Mortgage (which shall be established by a Certificate of Ownership and Encumbrance issued by the appropriate Panamanian authorities stating that HONGBO is owned by Hongbo Shipping and that there are on record no mortgages, liens or other encumbrances on HONGBO other than the Hongbo Mortgage);

(b)
the Hongbo Mortgage has been preliminarily registered as a valid first preferred ship mortgage in accordance with the laws of the Republic of Panama, and the Security Interest created by the Hongbo Mortgage shall have been duly perfected;

(c)
HONGBO is classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed), which shall be established by a Confirmation of Class Certificate issued by the Classification Society of HONGBO and dated a date reasonably near the Amendment Effective Date; a "Class Statement" or similar instrument shall not be acceptable for purposes of this clause; and

(d)	HONGBO:

(i)	is insured in compliance with the terms of the Hongbo Mortgage, including terms relating to mortgagee's interest and loss of hire insurance;

(ii)	is or will be managed by an Approved Manager and an Approved Technical Submanager in accordance with management agreements acceptable to the Agent; and

(iii)
is chartered to an Approved Charterer, together with copies, certified as of the Amendment Effective Date by the president or the secretary (or equivalent officer) of Hongbo Shipping as being true and correct copies of the originals, of all charters with respect to HONGBO;

21.
A certificate by the president or the secretary (or equivalent officer) of Hongbo Shipping, or a certificate of the Approved Manager, identifying and giving the address and other communication details of the ISM Responsible Person(s) for HONGBO;

22.
Copies of the Document of Compliance and Safety Management Certificate referred to in paragraph (a) of the definition of the ISM Code Documentation for HONGBO, certified as true and in effect by the president or the secretary (or equivalent officer) of Hongbo Shipping or the Approved Manager, provided that Hongbo Shipping may deliver to the Agent on or before the Amendment Effective Date an undertaking, in form and substance satisfactory to the Agent, to deliver a copy of the Safety Management Certificate to the Agent within ten Business Days after the Amendment Effective Date;

23.
Copies of such other ISM Code Documentation as the Agent may have requested by written notice to Hongbo Shipping not later than two days before the Amendment Effective Date, certified as true and complete in all material respects by Hongbo Shipping or the relevant Approved Manager of HONGBO;

24.	Certification by Hongbo Shipping that:

(a)
HONGBO has and will maintain for the duration of the Security Period a valid International Ship Security Certificate (and either a true copy of such International Ship Security Certificate shall be attached to Hongbo Shipping's certification or Hongbo Shipping shall undertake to deliver a certified copy of such certificate as soon as it becomes available);

(b)
the security system of HONGBO and associated security equipment complies with, and at all times during the Security Period will comply with, the applicable requirements of Chapter XI-2 of SOLAS and Part A of the ISPS Code; and

(c)	an approved ship security plan is in place with respect to HONGBO and will be maintained at all times during the Security Period;

25.
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorization and execution by any party to the Manager's Undertaking or Multi-Party Agreement with respect to HONGBO and of any and all consents and other documents executed and delivered by any party with respect to HONGBO;

26.
A favorable opinion of Watson, Farley & Williams (New York) LLP, special counsel for the Credit Parties, as to such matters of New York, United States, Marshall Islands and Liberian law as may be requested by, and otherwise in form, scope and substance satisfactory to, the Credit Parties;

27.
A favorable opinion of Seward & Kissel LLP, special counsel for the Obligors, as to such matters of New York, United States, Marshall Islands and Liberian law as may be requested by, and otherwise in form, scope and substance satisfactory to, the Credit Parties;

28.
A favorable opinion of Patton, Moreno & Asvat, special Panamanian counsel to Top and Hongbo Shipping, as to such matters of Panamanian law as may be requested by, and otherwise in form, scope and substance satisfactory to, the Credit Parties;

29.	Documentary evidence that Seward & Kissel LLP has accepted its appointment as agent for service of process in respect of each Obligor; and

30.
All know-your-customer information and information under applicable anti-money laundering rules and regulations, in each case as requested by any Lender in connection with its internal compliance regulations, under the PATRIOT Act, applicable EU regulations or otherwise.

APPENDIX A

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  __________

COMPLIANCE CERTIFICATE

To:           DVB Bank America N.V., as Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Loan Agreement, dated as of December ___, 2010 (as such may have been and may be further amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the "Loan Agreement") among (i) Japan II Shipping Company Limited, as the Borrower, (ii) Top Ships Inc., Banksy Shipping Company Limited and Hongbo Shipping Company Limited, as the Guarantors, (iii) the banks and financial institutions defined therein as the Lenders, (iv) DVB Bank SE, as Swap Bank, and (v) DVB Bank America N.V., as Agent, Security Trustee and Hongbo Security Trustee.  Unless otherwise defined herein, terms defined in the Loan Agreement (as defined in the recitals hereof) are used herein as therein defined and the rules of construction and interpretation in Clause 1 of the Loan Agreement apply to this certificate, including Schedule 2 hereto.

The undersigned, _________________________hereby certifies on the date hereof that he/she is the Chief Financial Officer of Top and that, as such, he/she is authorized to execute and deliver this certificate to Agent on the behalf of Top, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           Attached hereto as Schedule 1 are the year-end audited financial statements required by Clause 10.1(f)(i) of the Loan Agreement for the fiscal year of Top ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           Attached hereto as Schedule 1 are the unaudited financial statements required by Clause 10.1(f)(i) of the Loan Agreement for the fiscal quarter of Top ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Top and its subsidiaries in accordance with Applicable Accounting Principles as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Top during the accounting period covered by the attached financial statements.

3.           A review of the activities of Top during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Obligors performed and observed all their obligations under the Finance Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, each Obligor performed and observed each covenant and condition of the Finance Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Potential Default and Event of Default and its nature and status:]

4.           The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this certificate.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of _______, 20___.

TOP SHIPS INC.

By:________________________
Name:
Title:  Chief Financial Officer

For the Quarter/Year ended
___________________("Statement Date")

SCHEDULE 1
to the Compliance Certificate

Financial Statements

For the Quarter/Year ended
___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate

Clause 10.1(x)(i):  Cash in Bank Accounts:

Names of members of the Group as of the Statement Date:	______________________________

Cash in bank accounts in the name of
Top or in the name of any of a
member of the Group (excluding any
bank accounts that shall be
subject to any Security Interest as
security for the Secured Liabilities)

$_____________ [itemize by bank and Group member]

Clause 10.1(x)(ii):  Net Asset Value:

I.           Total Debt:

( a)	moneys borrowed or raised by Top and its subsidiaries	$_____________

( b)	bonds, notes, loan stock, debentures, commercial paper or other debt securities issued by Top or any of its subsidiaries not for the time being beneficially owned by Top or any of its subsidiaries	$_____________

(c)	sums outstanding under acceptances by Top or any of its subsidiaries or by any bank or acceptable house under acceptance credits opened on behalf of Top or any subsidiary	$_____________

(d)	deferred indebtedness of Top or any of its subsidiaries for payment of the acquisition or construction price for assets or services acquired or constructed	$_____________

(e)	rental payments under Finance Leases	$_____________

(f)	receivables sold or discounted with a right of recourse to Top or any of its subsidiaries	$_____________

(g)	the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary not beneficially owned by Top or another subsidiary	$_____________

(h)	preference share capital redeemable prior to the last day of the Security Period	$_____________

(i)
indebtedness secured by any Security Interest
over all or any part of the undertaking, property,
assets, rights or revenues of Top or
any of its subsidiaries irrespective of whether
or not such indebtedness is supported by a personal
covenant on the part of Top or any of its
subsidiaries
$_____________

(j)	indebtedness incurred in respect of swaps, forward exchange contracts, futures or other derivatives	$_____________

(k)	any other liability arising from a transaction having the commercial effect of a borrowing or the raising of money	$_____________

(l)	obligations under guarantees in respect of the obligations of any other person which, if such person were Top or a subsidiary would fall within paragraphs (a) to (k) above	$_____________

minus:

moneys owing by Top to a subsidiary
or by a subsidiary to Top or to another
subsidiary	$_____________ equals

Total Debt =	$_____________

The principal amount of Total Debt deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement

II.	Total Market Value Adjusted Assets

(a)
The value (less depreciation computed in
accordance with generally accepted international
accounting principles consistently applied) on
a consolidated basis of all tangible fixed assets of
the Group, including long-term cash receivables
(seller’s credit), as stated in the relevant
consolidated financial statements of the Group,
but excluding any Relevant Ships
$_____________ plus

(b)
the aggregate of the market value of the Relevant
Ships, as such market value shall have been most
recently determined (as of the date of the relevant
calculation) pursuant to Clause 10.1(x) by means
of valuations obtained by the Agent in accordance
therewith (and not the value of the Relevant Ships
as stated in the relevant consolidated financial
statements of the Group)
$_____________ equals

Total Market Value Adjusted Assets	$_____________

Net Asset Value (Total Debt minus TotalMarket Value Adjusted Assets) as of the Statement Date	$_____________

Clause 10.1(x)(iii):  Book Equity:

Aggregate of the amounts paid-up or credited
as paid-up on Top’s issued share
capital and the amount of the consolidated capital
and revenue reserves of the Group (including
any share premium account, capital redemption
reserve fund and any credit balance on the
consolidated profit and loss account of the
Group) all as shown by the latest audited
consolidated balance sheet and profit and loss
account of the Group delivered under the Loan
Agreement
$_____________ minus

(a)	any debit balance on such consolidated profit and loss account	$_____________

(b)	any amount shown in such consolidated balance sheet in respect of goodwill (including goodwill arising on consolidation) and other intangible assets	$_____________

(c)
so far as not otherwise excluded as
attributable to minority interests, a sum
equal to the aggregate of the amount of
which the book value of any fixed assets
of any member of the Group has been written
up after December 31, 2005 (or, in the case
of a company becoming a subsidiary after that
date, the date on which that company became a
subsidiary) by way of revaluation and, for the
purposes of this paragraph (c) any increase in the
book value of any fixed assets resulting from its
transfer by one member of the Group to another
member of the Group shall be deemed to result
from a writing up of its book value by way of
revaluation
$_____________

(d)
amounts set aside for taxation as at the date of
such balance sheet and making such adjustments
as may be appropriate in respect of any significant
additional taxation expected to result from
transactions carried out by any member of the
Group after such date and not reflected in that
balance sheet
$_____________

(e)	all amounts attributable to minority interests in subsidiaries	$_____________ and plus/minus

(f)
adjustments appropriate in respect of any
variation in the amount of such paid up
spare capital or any such reserves after the
of the attached financial statements (but so
that no such adjustment shall be made in
respect of any variation in profit and loss
account except to the extent of any profit or
loss, calculated on a cumulative basis, recorded
in the consolidated profit and loss account of
the Group delivered to the Agent before the date
of this Agreement, or under Clause 10.1(f) in
respect of any subsequent period)
$_____________ plus/minus

(g)	adjustments appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable directly or indirectly to Top)

out of profits earned up to and including the date of the latest audited balance sheet of that member of the Group to the extent that such distribution is not provided for in that balance sheet	$_____________ plus/minus

(h)	adjustments appropriate in respect of any variation in the interests of Top in its subsidiaries since the date of the latest published audited consolidated balance sheet of the Group	$_____________ and plus/minus

(i)
if the calculation is required for the purpose
of or in connection with a transaction under or
in connection with when any company is to
become or cease to be a subsidiary of Top,
adjustments appropriate if that transaction
has been carried into effect
$_____________ equals

Book Equity as of the Statement Date	$_____________

Clause 10.1(x)(iv):  EBITAR to Interest Expense:

Total earnings before interest expenses, taxes, depreciation, amortization and rent	$_____________

Interest Expenses	$_____________

Lease Obligations	$_____________

Ratio of EBITAR to (Interest Expenses plus Lease Obligations) as of the Statement Date : =	_____ : 1.0

APPENDIX B

FORM OF EARNINGS ASSIGNMENT

APPENDIX C

FORM OF INSURANCE ASSIGNMENT

APPENDIX D

FORM OF CHARTER ASSIGNMENT

APPENDIX E

FORM OF MANAGER'S UNDERTAKING

APPENDIX F

FORM OF MORTGAGE

APPENDIX G

FORM OF NOTE

APPENDIX H

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Dated as of ___________

Reference is made to the Amended and Restated Loan Agreement, dated as of December ___, 2010 (as such may have been and may be further amended, restated, supplemented or otherwise modified from time to time in accordance therewith, the "Loan Agreement") among Japan II Shipping Company Limited, as Borrower, Top Ships Inc., Banksy Shipping Company Limited and Hongbo Shipping Company Limited, as Guarantors, the banks and financial institutions described therein as Lenders, and DVB Bank SE as Swap Bank, and DVB Bank America N.V. as Agent, Security Trustee and Hongbo Security Trustee.  Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined and the rules of construction and interpretation in Clause 1 of the Loan Agreement apply hereto.

______________________ (the "Assignor") and ________________________ (the "Assignee") agree as follows:

1.           As of the Effective Date (defined in Paragraph 4 below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Loan Agreement that represents the Percentage Interest specified in Section 1 of Annex 1 hereto in the Assignor's Commitment and the Advance owing to the Assignor.1  After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advance owing to the Assignee will be as set forth in Section 2 of Annex 1.

2.           The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto.

3.           The Assignee (a) confirms that it has received a copy of the Loan Agreement and the other Finance Documents, together with copies of the financial statements referred to in the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent, the Security Trustee, the Hongbo Security Trustee, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Finance Documents; (c) appoints and authorizes each of the

______________
1           Confirm that corresponding rights under Hongbo Trust Agreement will be deemed sold upon such a transfer.

Agent, the Security Trustee and the Hongbo Security Trustee to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Finance Documents as are delegated to the Agent, the Security Trustee and the Hongbo Security Trustee by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will be bound by the Loan Agreement and the Hongbo Trust Agreement and perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Hongbo Trust Agreement are required to be performed by it as a Lender; and (e) specifies as its address for notices the offices set forth beneath its name on the signature page hereof.

4.           The effective date (the "Effective Date") for this Assignment and Acceptance shall be the date of acceptance hereof by the Agent, unless a later date is specified in Annex 1 hereto, provided that no Assignment and Acceptance shall be effective until and unless the terms and conditions of Clause 19.2 of the Loan Agreement are complied with.  Following the execution of this Assignment and Acceptance, two counterparts will be promptly delivered by the Assignee to the Agent, and the Agent shall promptly forward a counterpart to the Borrower.

5.           Upon such acceptance and recording, as of the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender; and (b) the Assignor shall, to the extent provided in the Loan Agreement, relinquish its rights and be released from its obligations under the Loan Agreement.

6.           Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement in respect of the assignment effected hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date directly between themselves.

7.           This Assignment and Acceptance shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
By: _____________________________	By: _____________________________
Name:	Name:
Title:	Title:

Address for Notices to the Assignee:
____________________________
____________________________
____________________________

Address of Assignee's Lending Office:
____________________________
____________________________
____________________________

Annex 1
to
Assignment and Acceptance
Dated as of _________

Section 1

Percentage Interest:

Section 2

Assignee's Commitment:                                                            $

Aggregate Outstanding Principal
Amount of Advances owing to
the Assignee:                                                                               $

Section 3

Effective Date:

NAME OF ASSIGNOR

By: _______________________
Name:
Title:

APPENDIX I

FORM OF PLEDGE OF EARNINGS ACCOUNT

SK 23116 0001 1175507